Exhibit 10.1

ASSET PURCHASE AND SALE AGREEMENT

BETWEEN

KENNECOTT MONTANA COMPANY

AND

STERLING MINING COMPANY / GENESIS INC.

FOR

THE TROY MINE AND ROCK CREEK PROJECT

Dated as of February 21, 2000

ASSET PURCHASE AND SALE AGREEMENT

TROY MINE AND ROCK CREEK PROJECT

THIS AGREEMENT, entered into and effective as of the 21st day of February, 2000, by and between Kennecott Montana Company, a Delaware corporation with its principal place of business at 224 North 2200 West, Salt Lake City, Utah 84116 (hereafter referred to as “Seller”), and Sterling Mining Company, (“Sterling”) a Montana corporation with its principal place of business at 2301 Colonial Drive, Helena, Montana 59601 and Genesis Inc., (“Genesis”) a Montana corporation with its principal place of business at 2301 Colonial Drive, Helena, Montana 59601 (collectively referred to as “Buyers”).

W I T N E S S E T H, That:

WHEREAS, Seller owns certain assets in northwestern Montana for the mining, milling and sale of copper and silver concentrates and the exploration for copper and silver and Buyers desire to purchase certain assets and acquire certain rights of Seller and assume certain liabilities, and Seller desires to sell such assets, and transfer such rights and liabilities to Buyers.

NOW, THEREFORE, subject to the terms, conditions, covenants and provisions of this Agreement, Seller and Buyers mutually covenant and agree as follows:

ARTICLE 1
DEFINITIONS

As used in this Agreement, the following terms have the following meanings:

“Affiliate” means any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by or is under common control with, a Party. For purposes of the preceding sentence, “control” means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise.

“Agreement” means this Asset Purchase and Sale Agreement together with all its Exhibits.

“Appraised Value” means the value of the Note and/or the Stock as determined by the Securities Appraiser as of a particular date.

“Assets” has the meaning ascribed to such term in Article 2 of this Agreement.

“Assumed Liabilities” has the meaning ascribed to such term in Section 3.01 of this Agreement.

“Bill of Sale” means the form of assignment attached as Exhibit I to this Agreement.

“Business Day” means any day on which banks in the state of New York are open for the conduct of normal business.

“Buyers’ Environmental Liabilities” has the meaning ascribed to such term in Section 14.01 of this Agreement.

“Buyers Indemnified Parties” means Buyers and the officers and directors of Buyers.

“Closing” has the meaning ascribed to such term in Section 9.01 of this Agreement.

“Closing Date” means the date on which the Closing occurs.

“Deed” means that form of deed attached as Exhibit II to this Agreement.

“Effective Date” is that date found in the preamble to this Agreement.

“Environmental Claim” means any claim, action, cause of action, investigation or written notice by any person or entity alleging potential liability (including without limitation potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from, in part or in whole, (a) the presence in, or release into the environment, of any Materials of Environmental Concern or (b) any violation, or alleged violation, of Environmental Laws.

“Environmental Laws” means the applicable federal, state and local environmental, regulations, ordinances, and rules, and the common law, relating to the use, refinement, handling, treatment, removal, storage, production, manufacture, transportation, disposal, emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to pollution or protection of the environment (including without limitation ambient air, surface water, groundwater, wetlands, natural resources, land surface or subsurface strata), as the same may be amended or modified, including without limitation the statutes listed below: Federal Solid Waste Act as amended by the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901, et seq., Federal Comprehensive Environmental Response,

Compensation, and Liability Act of 1980, 42 U.S.C. §9601, et seq., Federal Clean Air Act, 42 U.S.C. §7401, et seq., Federal Water Pollution Control Act, Federal Clean Water Act of 1977, 33 U.S.C. §1251, et seq., Federal Hazardous Materials Transportation Act, 48 U.S.C. § 1801, et seq., Federal Toxic Substances Control Act, 15 U.S.C. §2601, et seq., Federal Safe Drinking Water Act, 42 U.S.C. §300f, et seq., and analogous state and local regulations.

“Environmental Permit” means any applicable federal, state or local permits, licenses, approvals, consents or authorizations required by any governmental authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a governmental authority under any applicable Environmental Law.

“Excluded Liabilities” has the meaning ascribed to such term in Section 3.02 of this Agreement.

“Fixtures” has the meaning ascribed to such term in Section 2.01(b) of this Agreement.

“GAAP” means generally accepted accounting principles in effect in the United States from time to time.

“Governmental Authority” means any federal, state, local or other governmental authority, agency or regulatory body, including without limitation any commission, court, tribunal or panel having jurisdiction over the matter at issue.

“Improvements” has the meaning ascribed to such term in Section 2.01(b) of this Agreement.

“Land” has the meaning ascribed to such term in Section 2.01(a) of this Agreement.

“Leasehold Interest” has the meaning ascribed to such term in Section 2.01(c) of this Agreement.

“Liens” mean, with respect to any asset, any mortgage, title defect, lien, lease, pledge, charge, security interest, hypothecation, restriction, judgment, encumbrance or charge of any kind in respect of such asset.

“Loss” or “Losses” means any and all actual losses, liabilities, costs, damages, investigative, remedial and monitoring costs, penalties and expenses (including without limitation reasonable attorneys’ fees and expenses and litigation costs and environmental consultant fees), and any legal or other expenses reasonably incurred in connection with investigating or defending any claims or actions, whether or not resulting in any liability, but not including consequential damages, lost profits or business opportunities, indirect losses, liabilities, damages or expenses incurred due to the interruption of the indemnitee’s business or punitive damages, except where such damages are incurred by or awarded to a third party making a claim against an indemnitee.

“Material” means having an actual or potential economic impact in the aggregate of at least $250,000.

“Material Adverse Effect” means an effect which is or would reasonably be expected to be Materially adverse to the Assets, their condition (financial or otherwise), results of operations, properties, liabilities or prospects.

“Materials of Environmental Concern” means any toxic or hazardous waste, pollutants or substances, including without limitation, substances defined or listed as a pollutant, air pollutant, “hazardous substance”, “toxic substance”, “toxic pollutants”, “medical waste” or similarly identified substance or mixture, in or pursuant to any Environmental Law.

“Mine” means the Troy Mine located in Lincoln County, Montana.

“Mining Reserves” has the meaning ascribed to such term in Section 2.01(d) of this Agreement.

“Mortgage” has the meaning ascribed to such term in Section 3.04 of this Agreement.

“Note” has the meaning ascribed to such term in Section 3.03(a)(2) of this Agreement and shall be in the form of Exhibit III.

“Parties” means both Buyers and Seller.

“Party” means any Buyer or Seller.

“Permitted Exceptions” has the meaning ascribed to such term in Section 4.05 of this Agreement.

“Permitted Liens” means (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which are being contested in good faith by appropriate proceedings; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar persons imposed by applicable law and incurred in the ordinary course of business for sums not yet delinquent or which are being contested in good faith; and (iii) Liens to secure the performance of leases, trade contracts or other similar agreements.

“Person” means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization and a government or any department or agency thereof.

“Prepaid Expenses” means expenditures by the Seller in respect of future benefits to the Assets, including prepaid tax assessments.

“Purchase Price” has the meaning ascribed to such term in Section 3.03 of this Agreement. “Final Payment of the Purchase Price” means delivery of the Stock, payment in full of all amounts due or that may become due under the Note and payment in full of all amounts due or that may become due under Section 3.03(a)(1) of this Agreement.

“Securities Appraiser” means the organization or individual selected by Seller with Buyers’ consent (not to be unreasonably withheld) to determine the Appraised Value. It is agreed that the Securities Appraiser shall have sufficient reputation, credentials and ability so as to be able to report Appraised Value in such a manner as will meet Seller’s requirements with respect to tax reporting and will be acceptable to the United States Internal Revenue Service with respect to methodology and format.

“Seller Indemnified Parties” means Seller and its Affiliates, and each of the officers and directors of Seller and its Affiliates.

“Stock” has the meaning ascribed to such term in Section 3.03(a)(1) of this Agreement.

“Subsidiary” means any other entity in which a Person owns, directly or indirectly, fifty percent (50%) or more of the outstanding shares of voting capital stock or other voting equity interests.

“Tax” or “Taxes” means all federal, state or local tax including without limitation any net or gross income, gross receipts, net proceeds, goods and services, sales, harmonized sales, use, ad valorem value added, transfer, franchise, recapture, withholding, payroll, employment, social security, health, unemployment, excise, property, severance, alternative or add-on minimum or environmental taxes, assessments, duties, fees, levies or other governmental charges, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

“Technical Information” means geological or geophysical surveys, data and reports, drill cores and assays and all engineering and production data related to past and prospective mining and development activities on the Land and the Leased Premises.

“Term” has the meaning ascribed to such term in Section 3.03(a)(2) of this Agreement.

“Total Stock” has the meaning ascribed to such term in Section 3.03(a)(1) of this Agreement.

All dollar amounts set forth herein are expressed in United States currency.

ARTICLE 2
BUSINESS ASSETS

Seller agrees to grant, sell, convey, assign, transfer and deliver unto Genesis, and Genesis agrees to purchase, accept and take delivery of the following assets of Seller (hereinafter collectively referred to as the “Assets”), free and clear of all Liens other than Permitted Liens:

2.01 Real Property.

(a) Owned Property. Those lands in Lincoln County and Sanders County, Montana, owned by Seller and described in Exhibit IV, attached hereto and incorporated herein by reference (collectively the “Land”), including all patented and unpatented mining claims, easements, water rights, lease rights, rights-of-way, and rights of ingress and egress appurtenant to the Land.

(b) Improvements and Fixtures. All above or below ground buildings, improvements, structures and fixtures now or on the Closing Date located on the Land, if any, including without limitation, tailings, tailings dams, landscaping, parking lots and structures, roads, drainage and all above ground and below ground utility structures, equipment systems, and so-called “infrastructure” (the “Improvements”), all above ground and below ground permanently affixed equipment, machinery, fixtures, and other items of real and personal property, including without limitation all components thereof, now in, on or used in connection with, and permanently affixed to or incorporated into the Improvements, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto (the “Fixtures”).

(c) Leasehold Interest. All right, title, and interest of Seller in, to, or arising under that certain Lease dated October 1, 1973, between American Smelting and Refining Company and Bear Tooth Mining Company (the “Leasehold Interest”).

(d) Mining Reserves. All mining reserves contained in the Land (“Mining Reserves”).

2.02 Technical Information. All Technical Information solely and directly pertaining to the Land and/or the Mining Reserves which (i) is in Seller’s possession, and (ii) Seller is able to readily locate after reasonable effort, it being agreed that, due to the antiquated nature of such data, Seller’s ability to locate Technical Information may be limited.

ARTICLE 3
PURCHASE PRICE AND MISCELLANEOUS EXPENSES

Subject to the terms and conditions of this Agreement, in consideration of the sale, conveyance, assignment, transfer and delivery by Seller of the Assets, Buyers and Seller agree as follows:

3.01 Assumption of Liabilities. Subject to Section 3.02 hereof, Buyers shall assume and agree to pay, discharge and perform when due all liabilities and obligations (whether known or unknown, fixed or contingent), to the extent that such liabilities and obligations arise out of the ownership, use or operation of the Assets arising prior to and after Closing and for reclamation and closure obligations related to activities on the Land and Leasehold Interest arising prior to and after Closing (the foregoing being hereinafter referred to as the “Assumed Liabilities”). The Assumed Liabilities include Buyers’ Environmental Liabilities. Upon the request of Buyers and at Buyers’ sole cost and expense, Seller shall execute such documents and take such other actions as may be reasonable to provide that Buyers may have, to the extent feasible, (a) any defenses to the Assumed Liabilities (but without prejudice to Seller’s right to assert such defenses) or (ii) any claims for damages to the extent that such damages arise from the Assumed Liabilities; provided however, that Seller is not prejudiced thereby.

3.02 Excluded Liabilities. Buyers shall not assume any liabilities and obligations (whether known or unknown, fixed or contingent) with respect to Assets for the Excluded Liabilities identified in this Section 3.02.

(a) Accounts payable incurred prior to the Closing Date;

(b) Wages, salaries and benefits earned by employees of the Seller or any obligations of Seller in respect of workers’ compensation or disability claims;

(c) All liabilities and claims incurred, accrued or earned under any employee benefit plan or other compensation or benefit arrangement of Seller or its Affiliates;

(d) Liabilities of Seller for Taxes relating to the use or operation of the Assets prior to the Closing.

3.03 Purchase Price.

(a) Buyers agree to pay the purchase price (“Purchase Price”) for the Assets as follows:

(1) At Closing, Sterling will issue to Seller two million two hundred fifty thousand (2,250,000) shares of its common stock (the “Stock”). On the same date as certain Sterling stock is issued to Asarco Incorporated under Section 4.03(4) of the September 9, 1999, Asset Purchase and Sale Agreement (Troy Creek Mine Rock Creek Project) between Asarco Incorporated and Sterling Mining Company (the “Issue Date”), said Issue Date to be no later than October 14, 2001, the Stock shall have a market value or, if the Stock is not publicly traded, an Appraised Value of at least ten million one hundred and twenty-five thousand dollars ($10,125,000). In the event that the Stock, on the Issue Date, has a market value or, if the Stock is not traded publicly, an Appraised Value of less than ten million one hundred twenty-five thousand dollars ($10,125,000), Buyers shall, at Buyers’ option, pay (in cash or through the issuance of additional Sterling stock), the difference between the market value or Appraised Value of the Stock and ten million one hundred twenty-five thousand dollars ($10,125,000). The Stock, and any stock issued pursuant to the preceding sentence of this paragraph (collectively, the “Total Stock”) shall be duly authorized, validly issued, fully paid and non-assessable. The Total Stock, immediately following its issuance, shall not represent more than twenty-two and one-half percent (22.5%) of the then issued and outstanding capital stock of Sterling; PROVIDED, HOWEVER, that in the event the Total Stock does not have a value of at least ten million one hundred twenty-five thousand dollars ($10,125,000), the Buyers shall pay, in cash, the difference between market value or Appraised Value of the Total Stock and ten million one hundred twenty-five thousand dollars ($10,125,000).

(2) A promissory note of Buyers in the principal amount of five million dollars ($5,000,000) payable to the order of Seller to be executed on the Closing Date (the “Note”). The Note shall bear simple interest at the rate of nine percent (9%) per annum, payable semi-annually in arrears. The maturity date of the Note shall be four (4) years from the Closing Date (the “Term”). If the stock of Sterling has been traded on a public market at the time an interest payment is due for no less than thirty calendar (30) days, Buyers may elect to make that interest payment in cash or Sterling stock. If Buyers elect to make an interest payment in Sterling stock, for purposes of such payment, the stock shall be valued at the average of its closing price for each trading day during the 30 calendar days immediately preceding the payment. If the Sterling stock has not traded on a public market for at least thirty (30) calendar days at the time an interest payment is due, Buyers may elect to make that interest payment in cash or defer such payment, the same to be paid at the due date of the Note in cash. Unpaid interest shall be accumulated at 9% compounded on a semi-annual basis. If Sterling should commence trading on a public market and interest has been deferred and remains unpaid, with respect to such deferred interest amount, Seller may elect to convert such accumulated amount into Sterling stock at any time until the due date of the Note. For purposes of this conversion, the Sterling stock shall be valued at the average of its closing price for each trading day during the 30 calendar days immediately preceding the conversion. Any Sterling stock transferred from Buyers to Seller pursuant to this Section 3.03(2) shall not be considered to be any portion of the Total Stock and shall be excluded from any calculation determining whether Seller’s Total Stock represents more than 22.5% of the then issued and outstanding capital stock of Sterling.

(3) Seller shall engage a Securities Appraiser. Promptly after Closing, the Securities Appraiser shall determine the Appraised Value of the Stock and the Note as of the date of Closing. Buyers shall reimburse Seller for one half of the costs and expenses of such appraisal. If necessary under Section 3.03(a)(1) of this Agreement, promptly after the Issue Date, the Securities Appraiser shall determine the Appraised Value of the Stock as of the Issue Date. Buyers shall reimburse Seller for all of the costs and expenses of such appraisal. Buyers shall make reimbursement for an appraisal no later than thirty (30) days after receipt of an accounting of the costs and expenses of such appraisal.

(4) Buyers and Seller agree that each Appraised Value shall be binding in determining federal and state income tax gains, losses, income and deductions.

3.04 Collateral Documents. In order to secure payment of the Purchase Price, and performance of the other obligations of Buyers under Section 3.03 hereof, Genesis shall execute and deliver a Mortgage, Security Agreement and Financing Statement in the form attached hereto as Exhibit V (the “Mortgage”).

3.05 Asset Disposition before Purchase Price is Paid. Until Final Payment of the Purchase Price has been made, Buyers covenant and agree that they shall not and shall not permit:

(a) the sale or other disposition of any portion of the Assets that have a collective value in excess of five hundred thousand dollars ($500,000), or a value in excess of fifty thousand dollars ($50,000) during any one calendar year, without Seller’s prior written approval. Any such transfer shall be subject to the Mortgage. PROVIDED, HOWEVER, if Buyers wish to release and abandon any unpatented mining claims Buyers shall provide Seller written notice describing the claims to be abandoned. Seller shall have ninety (90) days in which to determine whether Buyers will, instead, transfer such claims to Seller (the “Determination Period”). Any deadline for annual claim assessment fees (“Assessment Date”) as may exist from time to time during the term hereof shall not serve to shorten the Determination Period. If Seller desires such transfer, Seller shall provide Buyers written notice thereof and Buyers shall transfer such claims to Seller by special warranty deed no later than thirty (30) days from Buyers’ receipt of such notice. Seller shall not be required to pay any fee or provide any other additional consideration for such transfer. If Seller fails to request transfer of such claims before the expiration of the Determination Period, then Buyers may abandon such claims at any time up to, and including, the next Assessment Date. If Buyers fail to so abandon any claims included in the notice previously provided to Seller, such retained claims may not be subsequently abandoned without again offering the claims to Seller pursuant to this Section 3.05(a).

(b) the sale, encumbrance, issuance or disposition of any stock or warrants of Genesis, Inc., other than to, or by, Sterling.

(c) the sale or disposition of any substantial part of the Assets or any participating or equity interest in the Assets, unless adequate provision is made for the proceeds to be paid to or held for the Seller and used for payment of the Purchase Price.

3.06 Stock Registration. If, at any time or from time to time, Sterling shall determine to register any of its common stock or any security which is or may become convertible into common stock of Sterling, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, Sterling will (i) promptly give Seller no less than thirty (30) days’ written notice thereof, and (ii) at Seller’s option, include in any such registration (and any related qualification under Blue Sky laws or other compliance), all Sterling stock issued Seller pursuant to this Agreement, whether as part of the Purchase Price, as interest payments under the Note or otherwise. Sterling agrees that it shall not, without the prior written consent of Seller, grant piggyback registration rights superior to those set forth in this Section 3.05 to any other party. Nothing contained herein shall impose any obligation on Seller to enter into a “Stand Still” agreement with any underwriter or any other obligation to refrain from offering its stock in Sterling in any manner.

3.07 Purchase of Concentrates.

(a) Seller shall have the right, once each year, to purchase at competitive prices and on then current market terms any and all concentrates, that have not been previously sold or otherwise committed under binding contracts, to be produced during the following twelve (12) month period from any mining operations on the Land (“Uncommitted Concentrates”). Buyers shall, prior to selling any such Uncommitted Concentrates, provide Seller with no less than sixty (60) days’ prior written notice stating Buyers’ intent to sell such Uncommitted Concentrates (the “Notice Period”). Unless Seller elects not to purchase the Uncommitted Concentrates, the parties shall use their best efforts during the Notice Period to arrive at mutually satisfactory terms for the sale of such Uncommitted Concentrates to Seller. Should the parties fail to arrive at satisfactory terms during the Notice Period, or should Seller elect not to purchase the Uncommitted Concentrates, Buyers shall be free to sell such Uncommitted Concentrates on the spot market, at a price and upon terms and conditions no less favorable to Buyers than those offered by Seller.

(b) In addition, Buyers will provide Seller the opportunity to bid on the purchase of all concentrates to be sold other than in the spot market from any mining operations on the Land, on the same basis as all other parties to whom Buyers may seek to sell or transfer such concentrates; PROVIDED, HOWEVER, that after reviewing all bids, Buyers may enter into contracts for the sale of concentrates with such purchasers and on such terms as Buyers, or their successors, determine in good faith are in the best interests of the business operated on the Land; PROVIDED, FURTHER, Buyers may enter into contracts for the sale of concentrates to the extent such contracts are required to obtain material financing for the development of the Rock Creek deposit.

(c) In the absence of Seller’s prior written consent, Buyers shall not convey, transfer, assign or encumber (“Transfer”) any interest in the Land unless the person acquiring such interest shall agree in writing, in form reasonably satisfactory to Seller, to be bound by the provisions of this Section 3.07, including restrictions on subsequent Transfer under this Section 3.07(c). No Transfer of the Land shall be effective unless and until such writing has been duly and validly authorized, executed and delivered.

3.08 Sales, Use, Transfer and Similar Taxes and Charges. Buyers shall pay all sales or use taxes, any applicable federal excise taxes, and any transfer, transfer gain, documentation, gross receipts, value added and other similar taxes (excluding Seller’s federal and state income taxes) and charges, as well as all interest and penalties upon or with respect to the sale or transfer of the Assets by Seller to Buyers pursuant to this Agreement. Each party shall bear its own costs with respect to all filing and recording fees and taxes and other filing fees relating to any transfer of the Assets or Seller’s retained mortgage and security interest. To the extent that any applicable law or regulation imposes upon Seller the obligation to report or to pay such taxes, charges, interest or penalties that are the responsibilities of the Buyers hereunder, Buyers shall promptly reimburse Seller therefore no later than thirty (30) days following Buyers’ receipt of Seller’s invoice for its portion of such payments.

3.09 Property Taxes. All applicable real and personal property taxes levied or assessed for the tax year in which the Closing occurs against the Assets which are the responsibility of Seller shall be prorated and shall be the responsibility of Seller up to and including midnight preceding the Closing Date; the balance of any such taxes shall be borne by Buyers; or, if Seller shall have paid any of the same, Buyers shall promptly reimburse Seller therefor.

ARTICLE 4
SELLER’S WARRANTIES

Except as otherwise provided in this Agreement, Seller warrants that as of the Closing Date:

4.01 Organization. Good Standing. Kennecott Montana Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has corporate power to own the Assets transferred by it pursuant to this Agreement.

4.02 No Conflict with Other Instruments or Agreements. Neither the execution, delivery or performance of this Agreement by Seller, nor the consummation of the transactions contemplated by this Agreement by Seller will:

(a) violate any provision of the Certificate of Incorporation or Bylaws of Seller, or any law, rule, regulation, order, judgment or decree by which Seller or any of the Assets may be bound; or

(b) conflict with, result in a breach of the terms and conditions of, or result in the imposition of any Lien (other than Permitted Liens) with respect to any of the Assets as a result of any provision of, or constitute a default under, any agreement to which Seller is a party or by which Seller or any of the Assets may be bound.

4.03 Authorization. Binding Effect.

(a) Seller has the corporate power, including all necessary authorization in respect of corporate action on the part of the Seller, to execute, deliver and fulfill the provisions of this Agreement, and this Agreement constitutes a legal, valid and binding agreement of Seller enforceable against Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting the enforcement of creditors’ rights generally and rules and laws concerning equitable remedies.

(b) No consent, authorization, or approval of, or exemption by, or filing with, any court or governmental, public, or self-regulatory body of authority, is required in connection with the execution, delivery and performance by Seller of this Agreement or of any of the instruments or agreements herein referred to, or the taking of any action herein contemplated to be taken by Seller, except where the failure to obtain or make any such consent, authorization, approval, exemption or filing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.04 Litigation and Investigations. Seller has not received any written notice indicating that any litigation, action, investigation or proceeding is pending against the Assets; nor has Seller received any written notice from any person or federal, state, or municipal government, or governmental or regulatory agency threatening to institute same.

4.05 Title to Real Property. Seller has not taken any action which would impair title to the Assets described in Article 2 and to the best of Seller’s knowledge, information and belief, Seller has good title to the Assets free and clear of any Material mortgage, judgment, security interest, restriction, lease, Liens or other encumbrance of any nature arising by, through, or under Seller, subject, however, to the following (collectively, the “Permitted Exceptions”):

(a) real estate taxes and installments of governmental assessments for public improvements benefiting the Land for the tax year in which the Closing Date occurs; and

(b) all matters which a visual inspection of the Improvements to the Mine would show or which an examination of the public records relating to the Assets would reveal.

4.06 No Other Representations or Warranties. Except as otherwise expressly set forth in this Agreement, or any other agreement, document or instrument to be executed and delivered by Seller pursuant to or in connection with this Agreement, neither Seller nor any Affiliate, agent or representative of Seller, has made, and Seller is not liable for or bound in any manner by, any warranties of merchantability or fitness for a particular purpose, or any express or implied warranties, guarantees, promises, statements, inducements, representations, or information pertaining to the Assets or any part thereof, and without limiting the foregoing, except as expressly set forth in this Agreement, Seller is not liable for or bound by any verbal or written statements, representations, or any other information respecting any portion of the Assets furnished by Seller or any broker, employee, agent, consultant or other person representing or purportedly representing Seller.

4.07 Disclosure. Subject to the provisions of Section 5.04 below, Seller has no present knowledge of any undisclosed liabilities pertaining to the Assets.

4.08 No Warranty of Probable Success or Condition of Assets. Seller makes no warranty regarding the probable success or profitability of the ownership, use or operation of the Assets after the Closing. Seller makes no warranty as to the condition or suitability for any particular purpose of any of the Assets, individually or collectively, which are all being purchased on an “AS IS, WHERE IS” basis.

ARTICLE 5
BUYERS’ WARRANTIES

Buyers warrant that as of the Closing Date:

5.01 Organization. Good Standing. Sterling and Genesis Inc. are corporations duly organized, validly existing and in good standing under the laws of the State of Montana and have all requisite power and authority to execute, deliver and perform this Agreement.

5.02 No Conflict with Other Instruments or Agreements. Neither the execution, delivery or performance of this Agreement by Buyers, nor the consummation of transactions contemplated by this Agreement by Buyers will:

(a) violate any provision of the Buyers’ Certificates of Incorporation, By-Laws or similar constitutional documents of Buyers, or any law, rule, regulation, order, judgment or decree by which the Buyers may be bound; or

(b) conflict with, result in a breach of the terms and conditions of, or constitute a default under, any agreement to which Buyers are a party or by which it may be bound.

5.03 Authorization. Binding Effect.

(a) Buyers have all requisite power and authority to execute, deliver and fulfill the provisions of this Agreement, and this Agreement constitutes a legal, valid and binding agreement of Buyers enforceable against Buyers in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting the enforcement of creditors’ rights generally and rules and laws concerning equitable remedies.

(b) No consent, authorization, or approval of, or exemption by, or filing with, any court or governmental, public, or self-regulatory body of authority, is required in connection with the execution, delivery and performance by Buyers of this Agreement or of any of the instruments or agreements herein referred to, or the taking of any action herein contemplated to be taken by Buyers, except where the failure to obtain or make any such consent, authorization, approval, exemption or filing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.04 Buyers’ Diligence. Notwithstanding Seller’s warranties set forth in Article 4, Buyers represent that, prior to the Effective Date, Buyers have had full access to, and have conducted to their full satisfaction all due diligence Buyers deem necessary or appropriate concerning all information and records regarding the Assets, and have entered into this Agreement and will complete the transactions contemplated by this Agreement on the basis of Buyers’ own diligence. Buyers have examined this Agreement including its Exhibits and are relying on their own economic and financial analyses of the Assets and their business in establishing the Purchase Price. Buyers further represent that they have no knowledge that any of the representations or warranties given or made by Seller in this Agreement are inaccurate or incomplete.

ARTICLE 6
BUYERS’ INDEMNITY

Subject to the limitations and procedures set forth in Article 13 hereof, and except for Environmental Claims that are dealt with exclusively in Article 14 hereof, after the Closing Date Buyers shall jointly and severally indemnify, defend and hold each of the Seller Indemnified Parties harmless against and in respect from all Losses actually incurred by such Seller Indemnified Parties to the extent that such Losses arise out of:

6.01 Assumed Liabilities. The Assumed Liabilities assumed by Buyers as required by Section 3.01;

6.02 Buyers’ Ownership. Use or Operation of the Assets. Buyers’ ownership, use or operation of the Assets on or after the Closing Date; and

6.03 Breach of Warranty or Covenant. Any breach of any of the warranties or covenants of Buyers contained in this Agreement, or in any document delivered in connection herewith, or nonfulfillment of any agreement or covenants on the part of Buyers under this Agreement or in any document delivered in connection herewith.

ARTICLE 7
SELLER’S INDEMNITY

Subject to the limitations and procedures of Article 13 hereof, after the Closing Date Seller shall indemnify and hold each of the Buyers’ Indemnified Parties harmless against and in respect from all Losses actually incurred by such Buyers’ Indemnified Parties to the extent such Losses arise out of:

7.01 Excluded Liabilities. The Excluded Liabilities.

7.02 Breach of Warranty or Covenant. Any breach of any of the warranties or covenants of Seller contained in this Agreement or any document delivered in connection herewith, or nonfulfillment of any agreement or covenants on the part of Seller under this Agreement or any document delivered in connection herewith.

ARTICLE 8
INTERIM PERIOD

Seller and Buyers covenant and agree that between the date of this Agreement and the Closing Date:

8.01 Access. Buyers, their counsel, accountants and other representatives shall be permitted reasonable access during normal business hours to the Assets.

8.02 Ordinary Course. Except as otherwise provided in this Agreement, or otherwise consented to or requested by Buyers in writing, Seller, to the best of its ability, shall maintain the Assets in the ordinary course consistent with past practice (except as otherwise provided herein or for events beyond Seller’s reasonable control).

8.03 No Material Change to Assets. Seller shall not, without the prior written consent or at the written request of Buyers:

(a) Demolish, remove, alter, enlarge or dispose of any of the Assets other than in the ordinary course consistent with past practice; and

(b) Make any Material change in the Assets.

8.04 Work Diligently Towards Closing. Buyers and Seller shall each use their reasonable best efforts to work diligently, including obtaining all necessary governmental approvals and filings, towards completing the transaction contemplated by this Agreement on the scheduled Closing Date.

8.05 Prompt Notification of Breach. Each Party shall use its reasonable best efforts to notify the other Party of any breach of any of the notified Party’s representations, warranties, covenants or agreements or of any circumstance or event reasonably likely to cause any of such representations, warranties, covenants or agreements to be breached. The parties shall remain obligated to close the transaction contemplated hereunder provided that any such breach is cured prior to Closing.

ARTICLE 9
CLOSING

9.01 Place and Date of Closing. The closing of the transaction contemplated by this Agreement (the “Closing”) shall take place in Salt Lake City, Utah, at the offices of the Seller at 10:30 a.m. local time on February 21, 2000, or, if any of the conditions to the Closing set forth in Section 9.04 or Section 9.05 have not been satisfied or waived by the Parties on or prior to such date, on the fifth Business Day following the satisfaction or waiver of such conditions. All transactions contemplated by this Agreement shall be deemed to be effective as of midnight on the day preceding the Closing Date.

9.02 Buyers Deliverables at Closing. At the Closing, Buyers shall:

(a) Deliver to Seller a certificate of a duly authorized officer of Buyers confirming that, as at the Closing Date, all of the warranties of Buyers contained herein are true, complete and correct, as if made on such date, and that Buyers have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by Buyers at or prior to Closing.

(b) Deliver the Stock as required by Section 3.03(1) hereof.

(c) Execute and deliver to Seller the Note as required by Section 3.03(2) hereof.

(d) Deliver to Seller an agreement signed by two-thirds of the shareholders of Sterling to provide Seller with the right to nominate one director to Sterling’s Board of Directors and obligating the shareholders of Sterling to vote for the election of Seller’s nominee to Sterling’s Board of Directors and a Secretary’s certificate evidencing that the shareholders signing the aforementioned agreement represent at least two-thirds of the outstanding shares of Sterling. Seller’s right to nominate one director to Sterling’s Board of Directors will cease if Seller holds less than one million shares of Sterling stock.

(e) Execute and deliver to Seller and authorize Seller to file and record the Mortgage as required by Section 3.04 hereof.

9.03 Seller Deliverables at Closing. At the Closing, Seller shall:

(a) deliver to Buyers a certificate of a duly authorized officer of Seller confirming that, as at the Closing Date, all of the warranties of Seller contained herein are true, complete and correct, as if made on such date, and that Seller has performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by Seller at or prior to the Closing;

(b) execute and deliver (i) the Deed; and (ii) such other agreements and documents as may be necessary to transfer Seller’s rights to the Assets, including the Leasehold Interest.

9.04 Conditions to Buyers’ Obligation. The obligation of Buyers to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions:

(a) All of the warranties of Seller contained in Article 4 shall be true, complete and correct on and as of the Closing Date as if made on the Closing Date.

(b) No injunction restraining or prohibiting the transactions contemplated hereby shall have been issued by a court or governmental authority

(c) Seller shall have delivered to Buyers the documents described in Section 9.03 of this Agreement.

(d) No Material damage to or loss of any of the Assets by fire or other casualty shall have occurred between October 1, 1999, and the Closing Date.

(e) Prior to the Closing Date, Seller shall have made all payments due and met all other Material obligations related to the Assets in the ordinary course of business.

9.05 Conditions to Seller’s Obligation. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions:

(a) All of the warranties of Buyers contained in Article 5 shall be true, complete and correct on and as of the Closing Date as if made on the Closing Date.

(b) No injunction restraining or prohibiting the transactions contemplated hereby shall have been issued by a court or governmental authority; and

(c) Buyers shall have delivered to Seller the stock and documents required to be delivered to Seller pursuant to Section 9.02 of this Agreement.

ARTICLE 10
POST CLOSING

Seller and Buyers agree that after the Closing Date:

10.01 Cooperation in Litigation. After Closing, each Party shall reasonably cooperate with the other Party and the other Party’s attorneys in the defense or prosecution of any litigation, action, suit or proceeding instituted against or by the other Party pertaining to the Assets excluding, however, any litigation, action, suit or proceeding between the Parties (including their Affiliates). Such cooperation shall not require the cooperating Party to be joined as a Party in any such litigation. Each Party further agrees that it shall not voluntarily disclose to any third party without the other Party’s written consent any information or documents received by it heretofore or hereafter from the other Party’s attorneys in connection with the defense or prosecution of any litigation or proceedings. The other Party shall pay the costs and expenses of the cooperating Party and those costs and expenses of the cooperating Party’s employees and agents reasonably incurred in connection with providing such cooperation.

10.02 Tax Matters. Buyers and Seller agree to reasonably cooperate and assist one another regarding all Tax matters related to the Assets sold pursuant to this Agreement.

10.03 Disclosure of Financial Statements. Buyers shall provide Seller with Buyers’ unaudited semi-annual financial statements and audited annual financial statements reflecting Buyers’ financial condition, results of operations and cash flows.

ARTICLE 11
BULK SALES ACT

Buyers hereby waive compliance by Seller with the requirements of any and all laws relating to bulk sales and transfers.

ARTICLE 12
RIGHT OF TERMINATION

12.01 Termination.

(a) This Agreement may, by notice given prior to or at the Closing, be terminated:

(i) By mutual written consent of Buyers and Seller; or

(ii) By any Party if the Closing has not occurred (other than through the failure of the Party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before March 31, 2000;

(iii) By any Party in the event of a Material breach by another Party of its obligations hereunder where such breach has not been cured within 30 days following receipt of notice of breach from the non-breaching Party; or

(iv) By any Party if a change in law makes the transaction contemplated hereby illegal or otherwise prohibited, or if any final and nonappealable judgment, injunction, order or decree enjoining any Party hereto from consummating the transaction contemplated hereby is entered.

(b) Each Party’s right of termination under this Section 12.01 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to this Section 12.01, all further obligations of the Parties shall terminate; provided, however, that if this Agreement is terminated because of a breach of the Agreement by another Party or because one or more conditions to the terminating Party’s obligations under this Agreement is not satisfied as a result of another Party’s failure to comply with its obligations under this Agreement, the terminating Party’s right to pursue all legal remedies will survive such termination unimpaired.

ARTICLE 13
SURVIVAL, REMEDIES AND PROCEDURE FOR INDEMNIFICATION

13.01 Survival. The provisions of Articles 3 (Purchase Price and Miscellaneous Expenses), 4 (Seller’s Warranties), 5 (Buyers’ Warranties), 6 (Buyers’ Indemnity), 7 (Seller’s Indemnity), 10 (Post Closing), 13 (Survival, Remedies and Procedure for Indemnification), 14 (Environmental Indemnity), and Section 15.01 (Press Release) shall survive the Closing Date.

13.02 Notice. No claim for indemnification may be made with respect to any of the indemnification provisions set forth in Articles 6, 7 and 14 unless notice of such claim for indemnification, which satisfies the provisions of Section 13.04 below, is given to the indemnifying Party.

13.03 Not a Release of Other Obligations. Notwithstanding the limitations in this Article 13, such limits are not intended to terminate or in any way modify or reduce the obligation of Seller to be responsible for the payment and performance of its obligations under Article 7 and the obligation of Buyers to be responsible for the payment and performance of its obligations under Article 6 and Article 14.

13.04 Procedure. Each Party to this Agreement shall give prompt written notice to the other Party under each claim for indemnification hereunder specifying that indemnification is sought pursuant to this Agreement, the amount (to the extent known), nature of and event giving rise to the claim, and of any matter which is likely to give rise to an indemnification claim. The indemnifying Party has the right to control at its expense the defense of any such matter or its settlement (with counsel reasonably satisfactory to the indemnified Party); provided that, no indemnifying Party, in the defense of any claim or litigation, shall, except with the prior written consent of an indemnified Party, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement by which such indemnified Party is to be bound and which judgment or settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified Party of a release from all liability in respect to such claim or litigation; and provided further that the indemnified party shall have the right to participate in such defense at its own cost. Failure to give timely notice of a matter which may give rise to an indemnification claim shall not affect the rights of the indemnified Party to collect such claims from the indemnifying Party so long as such failure to so notify does not materially and adversely affect the indemnifying Party’s ability to defend such claim against a third party.

ARTICLE 14
ENVIRONMENTAL INDEMNITY

14.01 Buyers’ Environmental Indemnity. Subject to the limitations and procedures of Article 13 hereof, after the Closing Date Buyers shall jointly and severally indemnify, defend and hold harmless the Seller Indemnified Parties against and in respect of all Losses, including, but not limited to, liabilities, costs, penalties, fines, financial responsibility requirements and expenses relating to or arising out of any remediation, removal, response, abatement, cleanup, investigation, monitoring, reclamation, closure requirements, post-closure requirements, personal injury damages, property damages, closure, capping or natural resources damages arising out of or related to:

(a) Any liabilities for Environmental Claims arising out of or relating to the Assets; and,

(b) The closure or cessation of operations, including reclamation obligations at the Mine (14.01 (a)-(b) are collectively referred to as the “Buyers’ Environmental Liabilities”).

ARTICLE 15
MISCELLANEOUS

15.01 Press Release. Except as may be required by law, the Parties agree not to issue a press release, nor disclose the terms of this Agreement, to third parties without the consent of the other Parties (provided nothing herein shall limit or prevent such disclosure to a Party’s Affiliates and its and their legal, financial and tax advisors). The Parties shall agree to the timing and nature of any announcement and Buyers shall provide Seller with any proposed announcement for Seller’s review and comment prior to its release. Buyers shall agree to any reasonable changes thereto proposed by Seller. Notwithstanding the foregoing, Buyers may disclose, on a strictly confidential basis, this Agreement to its employees, potential investors and other third parties as necessary to fulfill Buyers’ obligations hereunder.

15.02 Expenses. Except as otherwise specifically provided herein, the Parties shall pay their own expenses, including attorneys’ fees, incident to the preparation and performance of this Agreement, whether or not the transactions contemplated herein are consummated.

15.03 Amendments. This Agreement shall not be amended or modified except in writing, signed by all Parties.

15.04 Successors. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, provided that no Party shall assign this Agreement or any rights herein without the other Parties’ prior written consent and any purported assignment in the absence of such written consent shall be void. Notwithstanding the foregoing, Buyers and Seller may assign, without consent, this Agreement or any rights herein to a Subsidiary or Affiliate. This Agreement is not intended to confer upon any person except Buyers or Seller any rights or remedies hereunder.

15.05 Integration. All understandings and agreements heretofore existing between the Parties regarding the purchase and sale of the Assets are merged into this Agreement and the Exhibits hereto, which fully and completely express the agreement of the Parties. This Agreement was entered into after adequate investigation, with no Party relying upon any statement or representation not embodied in this Agreement, or the Exhibits hereto, made by any other.

15.06 Non-waiver of Remedy. The failure of Seller or Buyers to insist, in any one or more instances, upon the strict performance of any of the terms, conditions or covenants of this Agreement shall not be construed as a waiver or relinquishment for the future of such term, condition or covenant. A receipt by Seller or Buyers of any money with knowledge of the breach of any term, condition or covenant of this Agreement, shall not be deemed a waiver of such breach, and no waiver, change, modification or discharge by any Party hereto of any provision in this Agreement shall be deemed to have been made or shall be effective unless expressed in writing and signed by both Seller and Buyers. In addition to the other remedies provided in this Agreement, Seller and Buyers shall be entitled to the restraint by injunction of the violation, or attempted or threatened violation of any of the terms, conditions or covenants of this Agreement, or to a decree compelling performance of any of such term, condition or covenant.

15.07 Notices. All notices, consents, requests and approvals, any notice of change in address for the purpose of this Section, and other communications provided for or required herein, shall be given (a) by personal delivery to the Parties; (b) by electronic communication, with a confirmation sent by registered or certified mail, return receipt requested; (c) by registered or certified mail, return receipt requested; or (d) by reputable express courier. All notices, consents, requests and approvals, any notice of change in address for the purpose of this Section, and other communications provided for or required herein, shall be effective and shall be deemed delivered on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery:

(i) If to Seller, at:

Kennecott Montana Company
224 North 2200 West
Salt Lake City, Utah 84116
Attention: President
Facsimile Number: 801-238-2488

(ii) If to Buyers, at:

Sterling Mining Company/Genesis Inc.
424 South Sullivan Road, Suite 300
Veradale, Washington 99037
Attention: CEO
Facsimile Number: 509-891-8901

15.08 Governing Law. This Agreement shall be governed by and construed according to the internal laws of the State of Montana.

15.09 Exhibits. All Exhibits referred to herein are hereby incorporated in this Agreement by reference.

15.10 Headings. The various headings used in this Agreement are for convenience only and are not to be used in interpreting the text of the Article in which they appear or to which they relate.

15.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. The Parties agree that this Agreement may be transmitted between them by facsimile machine. The Parties intend that fax signatures constitute original signatures and that a faxed agreement containing the signatures (original or faxed) of all the Parties is binding on the parties.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed the day and year first above written.

KENNECOTT MONTANA COMPANY

By:	/s/ W. Orchow
Name:	W. Orchow
Title:	President & CEO

STERLING MINING COMPANY

By:	/s/ Frank Duval
Name:	FRANK DUVAL
Title:	Chairman CEO

GENESIS INC.

By:	/s/ Frank Duval
Name:	FRANK DUVAL
Title:	President

Exhibit I

ASSIGNMENT AND BILL OF SALE FOR ASSETS RELATING TO THE
TROY MINE AND ROCK CREEK PROJECT IN
LINCOLN AND SANDERS COUNTIES, MONTANA

THIS ASSIGNMENT AND BILL OF SALE made and entered into as of this 21st day of February, 2000, between Kennecott Montana Company, a Delaware corporation with its principal place of business at 224 North 2200 West, Salt Lake City, Utah 84116 (hereafter “Transferor”), to Genesis Inc., A Montana corporation, with its principal business office at 2301 Colonial Drive, Helena, Montana 59601 (hereafter “Transferee”).

WITNESSETH:

WHEREAS the Parties have entered an Asset Purchase and Sale Agreement for the Troy Mine and Rock Creek Project dated February 21, 2000 (hereafter “Agreement”); and

WHEREAS the Agreement provides for the transfer by Transferors to Transferee certain assets pertaining to the Troy Mine and Rock Creek Project as set out in the Agreement; and

WHEREAS the Transferors are desirous of fulfilling their obligations under the Agreement to Transfer the Assets to Transferee by executing appropriate deeds and other documents of transfer.

NOW, THEREFORE, IN CONSIDERATION of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TRANSFERORS HEREBY SELL, TRANSFER, SET OVER, ASSIGN AND DELIVER UNTO TRANSFEREE, ITS SUCCESSORS AND ASSIGNS:

All of Transferors’ right, title and interest in, to or arising under all assets, properties, rights, titles and interests of every kind, nature and description, whether real, personal, mixed, tangible, intangible, choate, inchoate, legal, equitable, recorded, unrecorded or otherwise, whether now existing or hereafter arising, situated on or in, arising or derived out of, from or under, produced from, associated with, pertaining to, described in, used, held for use or intended for use in connection with, or incident, appendant or appertaining

•                             to any of the properties described in that certain Deed (hereafter “Deed”), and Schedule A thereto, attached hereto as Annex A, and

•                             to any of the Transferors’ right, title and interest in, to or arising under that certain Lease dated October 1, 1973, between Asarco Incorporated and Bear Tooth Mining Company (as same may have been amended from time to time) and all other leases, contracts, agreements and other instruments relating to Transferors’ current activities on or pertaining to the Troy

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Mine and Rock Creek Project, and such related technical data, fixtures and improvements, if any, as described in the Agreement.

TO HAVE AND TO HOLD said assets and property, with all of the appurtenances thereto, unto the Transferee, its successors and assigns for its own use forever.

For the same consideration, Transferors hereby transfers and conveys to Transferee any and all right, title or interest in, to or under the assets intended to be conveyed herein which Transferors may at any time hereafter acquire.

Anything herein to the contrary notwithstanding, this document does not transfer or purport to transfer any of those assets excluded from transfer in accordance with the terms of the Agreement.

This instrument and the transfer, sale and assignment to the Transferee of the assets and property of the Transferors as provided herein is effective upon the execution and delivery hereof on the date first above written.

Except for the warranties pertaining to the transfer of the Assets provided in the Agreement and the Deed, the sale and delivery of the property described in this instrument are made “As is”, “Where is”, with no implied warranties, including the implied warranties of merchantability or fitness for a particular purpose.

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IN WITNESS WHEREOF, the Transferors has caused this instrument to be executed in its corporate name by an officer duly authorized, all as of the day and year first above written.

Signed:

Kennecott Montana Company, Transferor

By:

Its:

State of Utah
County of Salt Lake

This instrument was acknowledged before me on the              day of February, 2000 by                                              as                                                       of Kennecott Montana Company.

Notary Public
My commission expires

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Annex A
To Assignment and Bill of Sale

PROPERTY DESCRIPTION

4

Exhibit II

DEED

Grantor, Kennecott Montana Company, a Delaware Corporation, of 224 North 2200 West, Salt Lake City, Utah 84116, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby grant to Genesis Inc., Grantee, a Montana Corporation, whose address is 2301 Colonial Drive, Helena, Montana 59601, all the real properties and rights and interests in real properties situated in Lincoln and Sanders Counties, State of Montana, described in the attached Schedule A (the “Property”), together with all and singular hereditaments and appurtenances thereunto belonging or in anywise appertaining. It is the intent of Grantor to hereby transfer to Grantee all of its right, title and interest, including any after acquired title or interest, in and to the real property and interests in real properties described on Schedule A.

Dated this            day of February, 2000.

Signed:
Kennecott Montana Company, Grantor

By:

Its:

State of Utah
County of Salt Lake

This instrument was acknowledged before me on the       day of February, 2000, by                           as                         of Kennecott Montana Company.

Notary Public
My commission expires

Schedule A
To Deed

PROPERTY DESCRIPTION

Exhibit III

PROMISSORY NOTE

$5,000,000.00	February 21, 2000

1. Recitals.

(a) This Promissory Note (the “Note”) is made jointly and severally by STERLING MINING COMPANY (Sterling), a Montana corporation, and GENESIS INC., a Montana corporation (collectively referred to herein as “Maker”), and is payable to the order of Kennecott Montana Company (“Lender”). Lender and any subsequent holder from time to time of this Note are referred to as “Payee”. The amount owed by Maker to Lender, repayment of which is evidenced by this Note, is referred to as the “Loan”.

(b) The Loan is made in connection with that certain Asset Purchase and Sale Agreement (the “Agreement”) dated as of February 21, 2000, between Lender and Maker and payment of this Note is secured by a Mortgage, Security Agreement, and Financing Statement made by Genesis Inc. as mortgagor (the “Mortgage”). Closing of the Agreement is occurring as of the date hereof.

2. Payments.

(a) Maker hereby promises to pay to the order of Payee the principal sum of Five Million Dollars ($5,000,000.00), in lawful money of the United States of America, plus simple interest on that principal sum at the rate of nine percent (9%) per annum, payable semi-annually in arrears, forty-eight (48) months from the date hereof (the “Term”). If the common stock of Sterling has been traded on a public market for no less than thirty (30) calendar days at the time an interest payment is due, Maker may elect to make that interest payment in cash or Sterling stock. If Maker elects to make an interest payment in Sterling stock, for purposes of such payment, the stock shall be valued at the average of its closing price for each trading day during the 30 calendar days immediately preceding the payment. If the Sterling stock has not traded on a public market for at least thirty (30) calendar days at the time an interest payment is due, Makers may elect to make that interest payment in cash or defer such payment, the same to be paid in cash not later than the end of the Term. Unpaid interest shall be accumulated at 9% compounded on a semi-annual basis. If Sterling should commence trading on a public market and interest has been deferred and remains unpaid, with respect to such deferred interest amount, Lender may elect to convert such accumulated amount into Sterling stock at any time until the end of the Term. For purposes of this conversion, the Sterling stock shall be valued at the average of its closing price for each trading day during the 30 calendar days immediately preceding the conversion.

(b) All payments on account of the indebtedness evidenced by the Note shall first be applied to late charges, costs and fees incurred by Payee in enforcing its rights hereunder or under the Mortgage, next to interest and the remainder to reduce unpaid principal of the Loan.

(c) Payment of all amounts due under this Note shall be sent to the attention of Lender’s President and made at the office of Lender, 224 North 2200 West, Salt Lake City, Utah 84116, or such other place as Payee may from time to time designate in writing.

(d) Notwithstanding any provisions of this Note or any other instrument securing payment of the indebtedness evidenced by this Note to the contrary, it is the intent of Maker and Payee that Payee shall never be entitled to receive, collect or apply, as interest on principal of the indebtedness, any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and if under any circumstance whatsoever, fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve exceeding the limit prescribed by applicable law, then the obligation to be fulfilled shall be automatically reduced to such limit; and in the event Payee ever receives, collects or applies as interest any such excess, such amount which would be excess interest shall be deemed a permitted partial prepayment of principal without penalty or premium and treated hereunder as such; and if the principal of the indebtedness secured hereby is paid in full, any remaining excess funds shall forthwith be paid to Maker. In determining whether or not interest of any kind payable hereunder exceeds the highest lawful rate, Maker and Payee shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest and (ii) amortize, prorate, allocate and spread to the end such payment so that the interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law; provided that if the amount of interest received for the actual period of existence thereof exceeds the maximum lawful rate, Payee shall refund to Maker the amount of such excess. Payee shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the maximum lawful rate.

(e) If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding business day and interest shall be payable thereon at the rate specified during such extension.

(f) The entire remaining balance of this note, including interest, costs and fees, if any, shall, in any event become due not later than February 21, 2004.

3. Prepayment. This Note may be prepaid in whole or in part without premium or penalty at any time upon ten (10) days prior written notice to Payee. All payments made shall be applied as set forth above.

4. Default and Remedies.

(a) Subject to Maker’s right to make interest payments in Sterling stock or to defer such payments until the end of the Term, in the event (i) any part of the principal or interest due pursuant to this Note is not paid on the date upon which the same becomes due and remains

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unpaid for ten (10) days thereafter, (ii) any Event of Default occurs under the Mortgage other than under Section 5.1(a)(ii) thereof or (iii) Maker does not cure a failure to perform or observe any covenant, agreement, term or condition contained in this Note (other than as specified in clauses (i) or (ii) above) and such failure shall continue for thirty (30) days after notice of the occurrence thereof, then in the case of the defaults set forth above (collectively, “Events of Default”), Payee shall have the option to declare the unpaid principal of this Note, together with all interest due thereon, at once due and payable, to proceed with Lender’s rights under the terms of the Mortgage securing the Payment of this Note and to exercise any and all other rights and remedies available at law or in equity or under this Note or the Mortgage.

(b) The remedies of Payee, as provided herein or in the Mortgage, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Payee, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Payee, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Payee and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

5. Attorneys’ Fees. If any Event of Default under this Note shall occur or if suit is filed herein or if proceedings are held in bankruptcy, receivership, reorganization or other legal or judicial proceedings for the collection hereof, Maker promises to pay all costs of collection of every kind, including, but not limited to, all appraisal costs, attorneys’ fees, court costs and expenses of every kind incurred by Payee in connection with such collection or the protection or enforcement of any or all of the security for this Note, whether or not any lawsuit is filed with respect thereto.

6. Waiver. Except as otherwise expressly provided herein or in the Mortgage, each maker, guarantor, surety and endorser hereon waives grace, notice, notice of intent to accelerate, notice of default, protest, demand, presentment for payment and diligence in the collection of this Note, and in the filing of suit hereon, and agrees that his, her or its liability and liability of his, her or its heirs, beneficiaries, successors and assigns for the payment hereof shall not be affected or impaired by any release or change in the security or by any increase, modification, renewal or extension of the indebtedness or its mode and time of payment. It is specifically agreed by the undersigned that the Payee shall have the right at all times to decline to make any such release or change in any security given to secure the payment hereof.

7. Notices. All notices or other communications required or permitted hereunder shall be (a) in writing and shall be deemed to be given when either (i) delivered in person, (ii) deposited in a regularly maintained receptacle of the United States mail as registered or certified mail, return receipt requested, postage prepaid, (iii) received if sent by private courier service, or (iv) Maker refuses delivery by mail or by private courier service and (b) addressed as follows:

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If to Maker:	Sterling Mining Company / Genesis Inc.
424 South Sullivan Road, Suite 300
Veradale, Washington 99037
Attention: CEO

If to Payee:	Kennecott Montana Company
224 North 2200 West
Salt Lake City, Utah 84116
Attention: President

8. Miscellaneous.

(a) The headings of the paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

(b) Except as otherwise provided herein, all payments under this Note shall be payable in lawful money of the United States which shall be legal tender for public and private debts at the time of payment; provided that a check will be deemed sufficient payment so long as it clears when presented for payment. Each payment of principal or interest under this Note shall be paid not later than 3:00 p.m. Mountain Standard Time on the date due therefor and funds received after that hour shall be deemed to have been received by Payee on the following day.

(c) This Note shall be governed and construed under the laws of the State of Montana.

9. Severability. If any provision of this Note or any payments pursuant to the terms hereof shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

IN WITNESS WHEREOF, Maker has executed, sealed and delivered this Note as of the day and year first above written.

Genesis Inc. A Montana corporation	Sterling Mining Company A Montana Corporation

By:	By:

Name:	Name:

Title:	Title:

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Exhibit IV

The Land

Troy Mine — Patented Mining claims — Lincoln County

Name of Claim	Mineral Survey Number
Daniel Lee No. 6	10927
Daniel Lee No. 7	10927
Ape No. 16	10926
Ape No. 17	10926
Ape No. 27	10926
Ape No. 28	10926
Ape No. 29	10926
Ape No. 30	10926
Ape No. 38	10926
Ape No. 39	10926
Ape No. 40	10926
Ape No. 41	10926
Ape No. 42	10926
Ape No. 43	10926
Ape No. 45	10926
Ape No. 46	10926
Ape No. 47	10926
Ape No. 48	10926
Ape No. 49	10926
Ape No. 50	10926
Ape No. 56	10926
Ape No. 57	10926
Ape No. 58	10926
Ape No. 77	10925

Troy Mine —Fee Ground— Lincoln County

County	Description	Approximate Acreage
Lincoln	T29N R33W Sec 6 TR 2A in NE Tax # 5680	114.087
Lincoln	T29N R33W Sec 6 TR 2B in NE; Tr 1A1 in SE Tax # 5681	19.720
Lincoln	T29N R33W Sec 7 TR 2A2 in N2 & SW Tax # 5682	28.401
Lincoln	T29N R34W Sec 12 TR 1B in SE Tax # 5683	12.120
Lincoln	T30N R33W Sec 31 E2 Less R/W Tax # 5684	319.240

County	Description	Approximate Acreage
Lincoln	T30N R33W Sec 32 E2NW, N2SW, SWSW TR 3B in SESW, TR 3A1 in SWSE Tax # 5685	241.375
Lincoln	T30N R33W Sec 32 TR 3C in SESW and in SWSE TR 3A2 in SWSE Tax # 5686	8.721
Lincoln	T29N R33W Sec 5 TR 1A1 in N2NW Tax # 5687	12.400
Lincoln	T29N R33W Sec 5 TR 1A2 in N2NW Tax # 5688	6.287

Troy Mine — Unpatented Mining Claims — Lincoln County

CLAIM GROUP IV

	BLM	Location			Recorded
Name of Claim	Serial No.	Section	Township	Range	Book	Page
Daniel Lee 1 Am.	M MC 30934	26	T29N	R34W	123	66
Daniel Lee 2 Am.	30935	26	T29N	R34W	123	67
Daniel Lee 3	30936	26,35	T29N	R34W	123	68
Daniel Lee 4	30937	26	T29N	R34W	143	427
Daniel Lee 5 Am.	M MC 10067	35	T29N	R34W	59	324
Daniel Lee 8	30938	26,27	T29N	R34W	143	451
Daniel Lee 9	30939	26,27	T29N	R34W	143	452
Daniel Lee 10	30940	26,27	T29N	R34W	146	493
Daniel Lee 11	30941	26	T29N	R34W	146	492
Daniel Lee 12	30942	26	T29N	R34W	146	488
Daniel Lee 13	30943	26,27	T29N	R34W	146	487
Daniel Lee 14	30944	27	T29N	R34W	146	486
Daniel Lee 15 Am.	30945	22,27	T29N	R34W	59	326
Daniel Lee 16	30946	22,27	T29N	R34W	146	484
Daniel Lee 17 Am.	30947	22,27	T29N	R34W	59	328
Daniel Lee 18 Am.	30948	22	T29N	R34W	59	330
Daniel Lee 19	30949	22	T29N	R34W	146	490
Daniel Lee 20	30950	22	T29N	R34W	146	489
Daniel Lee 21 Am.	30951	26	T29N	R34W	59	332
Daniel Lee 22 Am.	30952	26	T29N	R34W	59	334
Daniel Lee 23 Am.	30953	26	T29N	R34W	59	336
Daniel Lee 24 Am.	30954	26	T29N	R34W	59	338
Daniel Lee 25	30955	26	T29N	R34W	146	571
Daniel Lee 26 Am.	30956	26	T29N	R34W	59	340
Daniel Lee 27	30957	22,23	T29N	R34W	146	575
Daniel Lee 28	30958	22	T29N	R34W	146	577
Daniel Lee 34	30959	22	T29N	R34W	149	367
Daniel Lee 35	30960	22	T29N	R34W	149	369

CLAIM GROUP IV (Continued)

	BLM	Location			Recorded
Name of Claim	Serial No.	Section	Township	Range	Book	Page
Daniel Lee 36	M MC 30961	22	T29N	R34W	149	371
Daniel Lee 37	30962	22	T29N	R34W	149	373
Daniel Lee 38	30963	22	T29N	R34W	149	375
Daniel Lee 39	M MC 30964	22	T29N	R34W	149	377
Daniel Lee 40	30965	22	T29N	R34W	149	379
Daniel Lee 41 Am.	30966	22	T29N	R34W	59	342
Daniel Lee 42	30967	22	T29N	R34W	149	383
Daniel Lee 43	30968	22	T29N	R34W	149	408
Daniel Lee 44	30969	22	T29N	R34W	149	438
Daniel Lee 45	30970	15,22	T29N	R34W	149	440
Daniel Lee 46	30971	15,22	T29N	R34W	149	442
Daniel Lee 47	30972	22,23	T29N	R34W	149	444
Daniel Lee 48	30973	22	T29N	R34W	149	446
Daniel Lee 49	30974	22	T29N	R34W	149	448
Daniel Lee 50	30975	22	T29N	R34W	149	450
Daniel Lee 51	30976	22,23	T29N	R34W	149	452
Daniel Lee 52	30977	22,23	T29N	R34W	149	454
Daniel Lee 53	30978	22	T29N	R34W	149	456
Daniel Lee 54 Am.	30979	22	T29N	R34W	59	344
Daniel Lee 55 Am.	30980	22,23	T29N	R34W	59	346
Daniel Lee 56	30981	22	T29N	R34W	59	462
Daniel Lee 57	30982	22,27	T29N	R34W	149	464
Daniel Lee 58 Am.	30983	27	T29N	R34W	149	348
Rainy Day 1 Am.	M MC 30984	26	T29N	R34W	59	320
Rainy Day 2 Am.	30985	26	T29N	R34W	59	322
Cog 73	31019	6	T28N	R33W	163	447
Cog 74	31020	6	T28N	R33W	163	449
Harland G.	10068	6	T28N	R33W	59	364
Holleran Am.
Hazel	31021	6	T28N	R33W	143	337
Slide	31022	6	T28N	R33W	142	77
Morning Star	31023	5,6	T28N	R33W	143	201
Slide Mine 1	31024	6,7	T28N	R33W	143	151
Slide Mine 3	31025	7	T28N	R33W	143	336
Ape l	31026	25,36	T29N	R34W	143	537
Ape 2	31027	25,36	T29N	R34W	143	539
Ape 3	31028	25,36	T29N	R34W	143	541
Ape 4	31029	25,36	T29N	R34W	143	543
Ape 5	31030	25,26	T29N	R34W	143	545
		35,36	T29N	R34W	143	545
Ape 6	31031	26,35	T29N	R34W	143	547
Ape 7 Am.	10063	26,35	T29N	R34W	59	350
Ape 8 Am.	10064	26,35	T29N	R34W	59	352
Ape 9 Am.	10065	26,35	T29N	R34W	59	354
Ape 10 Am.	31032	26,35	T29N	R34W	149	207
Ape 11 Am.	M MC 31033	26,35	T29N	R34W	149	209
Ape 12 Am.	31034	35	T29N	R34W	149	211

CLAIM GROUP IV (Continued)

	BLM	Location			Recorded
Name of Claim	Serial No.	Section	Township	Range	Book	Page
Ape 13 Am.	M MC 31035	35	T29N	R34W	149	213
Ape 14 Am.	10061	35	T29N	R34W	59	356
Ape 15 Am.	10062	35	T29N	R34W	59	358
Ape 18 Am.	10069	35,36	T29N	R34W	59	360
Ape 19	31036	36	T29N	R34W	143	573
Ape 20	31037	36	T29N	R34W	143	575
Ape 21	31038	36	T29N	R34W	143	577
Ape 22	31039	36	T29N	R34W	143	579
Ape 23	31040	36	T29N	R34W	143	581
Ape 24	31041	36	T29N	R34W	143	583
Ape 25	31042	36	T29N	R34W	143	585
Ape 26 Am.	10066	36	T29N	R34W	59	362
Ape 31	31043	35	T29N	R34W	143	597
Ape 32	31044	35	T29N	R34W	143	599
Ape 33	31045	35	T29N	R34W	146	1
Ape 34	31046	35	T29N	R34W	146	3
Ape 35	31047	35	T29N	R34W	146	5
Ape 36	31048	35	T29N	R34W	146	7
Ape 37	31049	35	T29N	R34W	146	9
Ape 44	31050	36	T29N	R34W	146	23
Ape 51	31051	6	T28N	R33W	146	37
Ape 52	31052	1	T28N	R34W	146	39
		6	T28N	R33W	146	39
Ape 53	M MC 31053	1	T28N	R34W	146	41
Ape 59 Am.	31056	6	T28N	R33W	7	29
Ape 60	31057	6	T28N	R33W	146	55
Ape 61	31058	6	T28N	R33W	146	57
Ape 62	31059	7	T28N	R33W	146	59
Ape 69	31066	35	T29N	R34W	146	73
Ape 70	31067	35	T29N	R34W	146	75
Ape 71	31068	35	T29N	R34W	146	77
Ape 72 Am.	31069	26,35	T29N	R34W	149	229
Ape 73 Am.	31070	6	T28N	R33W	6	854
Ape 74	31071	5,6	T28N	R33W	146	83
Ape 75	31072	5	T28N	R33W	146	85
Ape 76	31073	5	T28N	R33W	146	87
Ape 78	31074	6	T28N	R33W	146	91
Ape 79	31075	6	T28N	R33W	146	93
Ape 80	31076	5	T28N	R33W	146	95
Ape 81	M MC 31077	5,8	T28N	R33W	146	97
Ape 82	31078	5,6,7,8	T28N	R33W	146	99
Ape 83	31079	6,7	T28N	R33W	146	101
Ape 84	31080	6,7	T28N	R33W	146	103
Ape 85	31081	6,7	T28N	R33W	146	105
Ape 100	31082	5,8	T28N	R33W	3	563
Ape 101	31083	5,6,7,8,	T28N	R33W	3	565
Ape 102	31084	5,6	T28N	R33W	3	567

CLAIM GROUP IV (Continued)

	BLM	Location			Recorded
Name of Claim	Serial No.	Section	Township	Range	Book	Page
Ape 103	M MC 31085	5	T28N	R33W	3	569
Ape 200	31086	35	T29N	R34W	7	617
Beagle 1	31087	26	T29N	R34W	149	135
Beagle 2	31088	26	T29N	R34W	149	137
Beagle 3	31089	26	T29N	R34W	149	139
Beagle 4	31090	26	T29N	R34W	149	141
Beagle 5 Am.	31091	26	T29N	R34W	149	360
Beagle 6	31092	26	T29N	R34W	149	145
Beagle 7	31093	26	T29N	R34W	149	147
Beagle 8	31094	26	T29N	R34W	149	149
Beagle 9	33095	26	T29N	R34W	149	151
Beagle 10	31096	26	T29N	R34W	149	153
Beagle 11	31097	26	T29N	R34W	146	586
Beagle 12 Am.	31098	26	T29N	R34W	149	362
Beagle 13	31099	23,26	T29N	R34W	146	590
Beagle 14	31100	23,26	T29N	R34W	146	592
Beagle 15	31101	23,26	T29N	R34W	146	594
Beagle 16	31102	23,26	T29N	R34W	149	155
Beagle 17	31103	23,26	T29N	R34W	149	157
Beagle 18	31104	26	T29N	R34W	149	159
Beagle 19	31105	23,26	T29N	R34W	149	161
Beagle 21	31107	26,27	T29N	R34W	149	165
Beagle 22	31108	27	T29N	R34W	149	167
Beagle 23	M MC 31109	27	T29N	R34W	149	169
Beagle 24	31110	27	T29N	R34W	149	171
Beagle 25	31111	27	T29N	R34W	149	596
Beagle 26	31112	27	T29N	R34W	149	173
Beagle 27	31113	27	T29N	R34W	149	175
Beagle 30	31115	26,35	T29N	R34W	167	419
Beagle 31	31116	35	T29N	R34W	146	598
Beagle 32	31117	35	T29N	R34W	146	600
Beagle 34	31119	26,35	T29N	R34W	149	181
Beagle 35	31120	35	T29N	R34W	149	3
Beagle 36	M MC 31121	26	T29N	R34W	149	183
Beagle 39	31122	27	T29N	R34W	149	5
Beagle 40	31123	27	T29N	R34W	149	7
Beagle 41	31124	27	T29N	R34W	149	9
Beagle 42	31125	27	T29N	R34W	149	11
Beagle 50	31126	35	T29N	R34W	149	27
Beagle 54	31129	34	T29N	R34W	149	35
Beagle 55	31130	34	T29N	R34W	149	37
Beagle 56	31131	26,27	T29N	R34W	149	185
		34,35	T29N	R34W	149	185
Beagle 57	M MC 31132	27,34	T29N	R34W	149	39
Beagle 58	31133	34	T29N	R34W	149	41
Beagle 63	31138	34	T29N	R34W	149	51

CLAIM GROUP IV (Continued)

	BLM	Location			Recorded
Name of Claim	Serial No.	Section	Township	Range	Book	Page
Beagle 64	M MC 31139	27,34	T29N	R34W	149	53
Beagle 65	31140	27,34	T29N	R34W	149	55
Beagle 72	31147	27,34	T29N	R34W	149	68
Beagle 94	31154	26	T29N	R34W	149	189
Beagle 95 Am.	52386	26	T29N	R34W	61	973
Beagle 97 Am.	52388	26	T29N	R34W	61	971
Beagle 98	52389	26	T29N	R34W	61	967
Coon 1	31155	36	T29N	R34W	149	262
Coon 2	31156	36	T29N	R34W	149	264
Coon 3	31157	36	T29N	R34W	149	266
Coon 4	31158	36	T29N	R34W	149	268
Coon 5	31159	36	T29N	R34W	149	270
Coon 6	31160	36	T29N	R34W	149	272
Coon 7	31161	36	T29N	R34W	149	274
Coon 8	31162	36	T29N	R34W	149	276
Coon 9	31163	36	T29N	R34W	149	278
Coon 10	31164	36	T29N	R34W	149	280
Coon 11	31165	36	T29N	R34W	149	282
Coon 12	31166	36	T29N	R34W	149	284
Coon 13	31167	36	T29N	R34W	149	286
Coon 14	31168	36	T29N	R34W	149	288
Coon 15	31169	36	T29N	R34W	149	290
Coon 16	31170	5	T28N	R33W	149	292
Coon 17	31171	5	T28N	R33W	149	294
Coon 18	M MC 31172	5	T28N	R33W	149	296
Coon 19	31173	5	T28N	R33W	149	298
Coon 20	31174	5	T28N	R33W	149	300
Coon 21	31175	5	T28N	R33W	149	302
Coon 22	M MC 31176	5	T28N	R33W	149	336
Coon 23	31177	5	T28N	R33W	149	338
Coon 24	31178	5	T28N	R33W	149	340
Coon 25	31179	5	T28N	R33W	149	342
Coon 26	31180	5	T28N	R33W	149	344
Coon 27	31181	5	T28N	R33W	149	346
Coon 28	31182	31	T29N	R34W	149	348
Coon 29	31183	31,36	T29N	R34W	149	350
Coon 30	31184	31,36	T29N	R34W	149	352
Coon 31	31185	31	T29N	R34W	149	354
Steboma 39	31224	13	T29N	R34W	24	9
Steboma 40	31225	13	T29N	R34W	24	11
Steboma 41	31226	13,14	T29N	R34W	24	13
Steboma 42	31227	14,15	T29N	R34W	24	15
		22,23	T29N	R34W	24	15

CLAIM GROUP IV (Continued)

	BLM	Location			Recorded
Name of Claim	Serial No.	Section	Township	Range	Book	Page
Steboma 43	M MC 31228	22,23	T29N	R34W	24	17
Steboma 44	31229	23	T29N	R34W	24	19
Steboma 45	31230	23	T29N	R34W	24	21
Steboma 46	31231	23	T29N	R34W	24	23
Steboma 47	31232	23	T29N	R34W	24	25
Steboma 48	31233	23	T29N	R34W	24	27
Steboma 49	31234	23	T29N	R34W	24	29
Steboma 50	31235	23	T29N	R34W	24	31
Steboma 51	31236	23	T29N	R34W	24	33
Steboma 52	31237	23	T29N	R34W	24	35
Steboma 53	31238	23,24	T29N	R34W	24	37
Steboma 54	31239	24	T29N	R34W	24	39
Steboma 55	31240	24	T29N	R34W	24	41
Steboma 56	31241	24	T29N	R34W	24	43
Steboma 57	31242	24	T29N	R34W	24	45
Steboma 65	31250	24	T29N	R34W	24	61
Steboma 66	31251	24	T29N	R34W	24	63
Steboma 67	31252	24	T29N	R34W	24	65
Steboma 68	31253	24	T29N	R34W	24	67
Steboma 69	31254	23,24	T29N	R34W	24	69
Steboma 70	31255	23	T29N	R34W	24	71
Steboma 71	31256	23	T29N	R34W	24	73
Steboma 72	31257	23	T29N	R34W	24	75
Steboma 73	31258	23	T29N	R34W	24	77
Steboma 74	M MC 31259	23	T29N	R34W	24	79
Steboma 75	31260	23	T29N	R34W	24	81
Steboma 76	M MC 31261	23	T29N	R34W	24	83
Steboma 77	31262	23	T29N	R34W	24	85
Steboma 78	31263	23	T29N	R34W	24	374
Steboma 79	31264	23	T29N	R34W	24	376
Steboma 80	31265	23	T29N	R34W	24	378
Steboma 81	31266	23	T29N	R34W	24	380
Steboma 82	31267	23	T29N	R34W	24	415
Steboma 83	31268	23	T29N	R34W	24	417
Steboma 84	31269	23	T29N	R34W	24	419
Steboma 85	31270	23,24	T29N	R34W	24	421
Steboma 86	31271	24	T29N	R34W	24	569
Steboma 87	31272	24	T29N	R34W	24	571
Steboma 88	31273	24	T29N	R34W	24	573
Steboma 94	31279	24,25	T29N	R34W	24	585
Steboma 95	31280	24,25	T29N	R34W	24	637
Steboma 96	31281	24,25	T29N	R34W	24	639
Steboma 97	31282	23,24	T29N	R34W	24	641
		25,26	T29N	R34W	24	641
Steboma 98	M MC 31283	23,26	T29N	R34W	24	643
Steboma 99	31284	23,26	T29N	R34W	24	645

CLAIM GROUP IV (Continued)

	BLM	Location			Recorded
Name of Claim	Serial No.	Section	Township	Range	Book	Page
Steboma 100	31285	23,26	T29N	R34W	24	647
Steboma 101	31286	26	T29N	R34W	24	649
Steboma 102	31287	26	T29N	R34W	24	651
Steboma 103	31288	26	T29N	R34W	24	653
Steboma 104	31289	25,26	T29N	R34W	24	655
Steboma 105	31290	25	T29N	R34W	24	657
Steboma 106	31291	25	T29N	R34W	24	659
Steboma 107	31292	25	T29N	R34W	24	661
Steboma 108	31293	25	T29N	R34W	24	663
Steboma 109	31294	25	T29N	R34W	24	665
Steboma 110	31295	25	T29N	R34W	24	667
Steboma 111	31296	25	T29N	R34W	24	669
Steboma 112	31297	25,26	T29N	R34W	24	671
Steboma 113	31298	26	T29N	R34W	24	673
Steboma 114	31299	26	T29N	R34W	24	675
Steboma 115	31300	26	T29N	R34W	24	677
Steboma 116	31301	25,26	T29N	R34W	24	679
Steboma 117	31302	25	T29N	R34W	24	681
Steboma 118	31303	25	T29N	R34W	24	683
Steboma 119	31304	23	T29N	R34W	24	685
Steboma 120	M MC 31305	22	T29N	R34W	27	513
Steboma 121	31306	15	T29N	R34W	27	515
Steboma 122	31307	15	T29N	R34W	27	517
Steboma 123	52390	23	T29N	R34W	60	915
Rambo 1	31308	15	T29N	R34W	23	718
Rambo 2	31309	15	T29N	R34W	23	720
Rambo 3	31310	15	T29N	R34W	23	722
Rambo 4	M MC 31311	15	T29N	R34W	23	724
Rambo 5	31312	15	T29N	R34W	23	726
Rambo 6	31313	14,15	T29N	R34W	23	728
Rambo 7	31314	15	T29N	R34W	23	730
Rambo 8	31315	15	T29N	R34W	23	732
Rambo 9	31316	15	T29N	R34W	23	734
Rambo 10	31317	14,15	T29N	R34W	23	736
Rat 1	31318	15	T29N	R34W	158	455
Rat 2	31319	15	T29N	R34W	158	457
Rat 3	31320	15	T29N	R34W	158	459
Rat 4	31321	15	T29N	R34W	158	461
Rat 5 Am.	31322	15	T29N	R34W	23	714
Rat 6 Am.	31323	10,15	T29N	R34W	23	716
Rat 19	31324	10,15	T29N	R34W	158	483
Rat 20	31325	10,15	T29N	R34W	158	485
Rat 21	31326	10,15	T29N	R34W	158	487
Rat 22	31327	10,15	T29N	R34W	158	489
Prix 23	31328	16	T29N	R34W	153	470
Prix 24	31329	16	T29N	R34W	153	472
Prix 25	31330	16	T29N	R34W	153	474

CLAIM GROUP IV (Continued)

	BLM	Location			Recorded
Name of Claim	Serial No.	Section	Township	Range	Book	Page
Prix 26	31331	16	T29N	R34W	153	476
Gros 9	31332	15,16	T29N	R34W	158	305
Gros 10	31333	15	T29N	R34W	158	307
Gros 11	31334	15	T29N	R34W	158	309
Gros 12	31335	15	T29N	R34W	158	311
Gros 13	31336	15	T29N	R34W	158	313
Gros 14	31337	15	T29N	R34W	158	315
Gros 15	31338	15	T29N	R34W	158	317
Gros 16	31339	15	T29N	R34W	158	319
Gros 17	31340	15	T29N	R34W	158	321
Gros 18	31341	15,16	T29N	R34W	158	323
Gros 32	31342	9,10,15,16	T29N	R34W	158	351
Gros 33	31343	10,15	T29N	R34W	158	353
Gros 34	31344	10,15	T29N	R34W	158	355
Gros 35	31345	10,15	T29N	R34W	158	357
Gros 36	31346	10,15	T29N	R34W	158	359

Troy Mine - Fee Ground - Sanders County

County	Description	Approximate Acreage
Sanders	T28N R33W Sec 15 NE1/4, S1/2NW, SW1/4, SE1/4 Tax # 16041	561.080
Sanders	T28N R33W Sec 16 NE1/4 Less Conv.	155.000

Rock Creek Project — Unpatented Mining Claims — Sanders County

CLAIM GROUP V

	BLM	Location			Recorded
Name of Claim	Serial No.	Section	Township	Range	Book	Page
Cur #29 Am.	M MC 29981	34,35	T27N	R32W	44	930
Cur #30 Am.	29982	35	T27N	R32W	44	932
Cur #38 Am.	29985	35	T27N	R32W	44	934
Cur #39 Am.	29986	35	T27N	R32W	44	936
Cur #40 Am.	29987	35	T27N	R32W	44	938
Cur #41 Am.	29988	34,35	T27N	R32W	44	940
Cur #51 Am.	29989	35	T27N	R32W	44	942
Cur #52 Am.	29990	35	T27N	R32W	44	944
Cur #53 Am.	29991	35	T27N	R32W	44	946
Cur #56 Am.	29994	35	T27N	R32W	42	752
Cur #72	30000	26,35	T27N	R32W	18	503
Additional Certificate 72-A		26,35	T27N	R32W	44	950
Cur #83	30001	26	T27N	R32W	18	525

CLAIM GROUP V (Continued)

	BLM	Location			Recorded
Name of Claim	Serial No.	Section	Township	Range	Book	Page
Additional Certificate 83-A		26	T27N	R32W	44	952
Cur #90	30008	25	T27N	R32W	42	776
Cur #128	30026	25	T27N	R32W	19	65

CLAIM GROUP VI COPPER GULCH AND ROCK CREEK

Twenty-Five WYNN unpatented lode mining claims and Twenty-Four CG unpatented lode mining claims believed to be in our about Sections 21, 22, 24-27, 35 & 36, Township 27 North, Range 32 West, PB&M, Sanders County, State of Montana which are further described as follows:

		Recorded
Name of Claim	BLM Serial No.	Book	Page
WYNN 1	84162	39	615
WYNN 2	84163	39	616
WYNN 3	84164	39	617
WYNN 4	84165	39	618
WYNN 5	84166	39	619
WYNN 7	84168	39	621
WYNN 9	84170	39	623
WYNN 11	84172	39	625
WYNN 20	84181	39	634
WYNN 22	84183	39	636
WYNN 24	84185	39	638
WYNN 26	84187	39	640
WYNN 28	84189	40	350
WYNN 30	84191	40	352
WYNN 32	84193	40	354
WYNN 34	84195	40	356
WYNN 36	84197	40	358
WYNN 37	84198	40	359
WYNN 38	84199	40	360
WYNN 66	84227	40	388
WYNN 68	84229	40	390
WYNN 70	84231	40	392
WYNN 72	84233	40	394
WYNN 74	84235	40	396
WYNN 76	84237	40	398
CG 24A	107690	43	628
CG 24B	107691	43	629
CG 60A	107692	43	630
CG 62A	107694	43	632
CG 64A	107696	43	634
CG 66A	107698	43	636
CG 68A	107700	43	638
CG 68B	107701	43	639
CG 70A	107702	43	640

CLAIM GROUP COPPER GULCH AND ROCK CREEK (Cont’d)

CG 70B	107703	43	641
CG 71A	107705	43	643
CG 91A	107706	43	644
CG 93A	107707	43	645
CG 95A	107708	43	646
CG 97A	107709	43	647
CG 23	83746	39	663
CG 57	83780	39	697
CG 59	83782	39	699
CG 61	83784	39	701
CG 63	83786	39	703
CG 65	83788	39	705
CG 67	83790	39	707
CG 69	83792	39	709
CG 71	83794	39	711

Exhibit V
Mortgage

GENESIS, INC.
Mortgagor

and

KENNECOTT MONTANA COMPANY
Mortgagee

MORTGAGE,
SECURITY AGREEMENT AND
FINANCING STATEMENT

Dated as of February 21, 2000

This instrument affects real and personal property situated in the State of Montana, in Lincoln and Sanders Counties.

A carbon, photographic or other reproduction of this instrument is sufficient as a financing statement. This instrument contains after-acquired property provisions. This instrument secures payment of obligations undertaken by the Mortgagor in a principal amount of U.S.$15,125,000, together with interest thereon. This instrument covers proceeds of collateral. This instrument covers minerals and other substances of value which may be extracted from the earth and which will be financed at the mine portal of the mines located on the properties described in Exhibit A hereto. This financing statement is to be filed for record in the real estate records of the county records of Lincoln and Sanders Counties. Mortgagor is the record owner of the real estate as set forth in Exhibit A attached hereto. The Mortgagee is the seller and purchase money lender of the collateral covered by this financing statement.

For purposes of recording this instrument as a financing statement, Genesis, Inc. is the Debtor and Kennecott Montana Company is the Secured Party.

RECORD AND RETURN TO:

Kennecott Montana Company

224 North 2200 West

Salt Lake City, Utah 84116

Attn: Controller

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5.6	Receipt a Sufficient Discharge to Purchaser	14
5.7	Waiver of Appraisement, Valuation, etc.	14
5.8	Note to Become Due on Sale	14
5.9	Application of Proceeds of Sale and Other Moneys	14
5.10	Appointment of Receiver	15
5.11	Possession, Management and Income	15
5.12	Right of Mortgagee to Perform Mortgagor’s Covenants, etc.	16
5.13	Remedies, etc., Cumulative	16
5.14	Attorneys’ Fees etc.	16
5.15	Provisions Subject to Applicable Law	16
5.16	No Waiver, etc.	17
5.17	Compromise of Actions etc.	17

ARTICLE 6	MISCELLANEOUS	17
6.1	Further Assurances	17
6.2	Additional Security	17
6.3	Release, Partial Release, etc.	17
6.4	Notices, etc.	18
6.5	Amendments and Waivers	18
6.6	WAIVER OF JURY TRIAL	18
6.7	Miscellaneous	18

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MORTGAGE, SECURITY AGREEMENT AND
FINANCING STATEMENT

THIS MORTGAGE, SECURITY AGREEMENT AND FINANCING STATEMENT is entered into and is effective as of the 21st day of February, 2000, by and between GENESIS, INC., a Montana corporation (“Mortgagor”), and KENNECOTT MONTANA COMPANY, a Delaware corporation (“Mortgagee”).

IN CONSIDERATION of the matters herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby covenants and agrees as follows:

ARTICLE 1
Grant of Security Interests

1.1 Grant of Security Interests. Mortgagor does hereby grant, mortgage, assign, and convey to Mortgagee, and to its successors and assigns, for the benefit and security of Mortgagee under and subject to the terms and conditions herein set forth, the following property (the “Mortgaged Property”):

(a) All of Mortgagor’s present or hereafter acquired right, title and interest in and to the following:

(i) the patented and unpatented federal mining claims (collectively, the “Mining Claims”) described on Exhibit A, together with

(ii) the fee simple estates (the “Owned Property”) described on Exhibit A

(the Mining Claims and the Owned Property, being collectively called the “Claims”); including, without limitation, all relocations of, amendments to and patents or land exchanges obtained in lieu of the Mining Claims (which shall be included in the definition of “Mining Claims); all veins, lodes and ledges and all of the dips, spurs, angles, pits, dumps, ponds, tailings, leach heaps, slag piles and stock piles situate on the Claims or therein or appurtenant thereto; together with all of the other minerals and ore (collectively, the “Minerals”) in, on or under the Claims (the Claims and the Minerals being collectively called the “Lands”); together with all surface rights, easements, rights-of-way, and all other rights of Mortgagor to use, mine, remove and process the Minerals;

(b) All of Mortgagor’s present or hereafter acquired right, title and interest in and to the following: (i) (collectively, the “Improvements”): all buildings, structures and improvements, and those fixtures which are not Excluded Fixtures, as hereinafter defined, and any alterations thereto or replacements thereof, now or hereafter located in, on or under, affixed or made appurtenant to or erected on the Lands, and (ii) (collectively, the “Easements”) all easements, licenses, privileges, uses and rights-of-way now or hereafter appurtenant to the Lands or the Improvements or used in connection therewith or with the mining of the Minerals;

(c) All of Mortgagor’s present or hereafter acquired right, title and interest in and to the following (collectively, the “Water Rights”): all water and water rights, together with all applications for water rights or applications or permits for the use, transfer or change of water rights, ditch and ditch rights, well and well rights, reservoir and reservoir rights, stock or interest in irrigation or ditch companies appurtenant to the Lands other than those water rights received from or through ASARCO Incorporated; and

(d) All proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property described in paragraphs (a) through (c) of this section 1.1 into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards.

Without limiting any of the other provisions of this Mortgage, Mortgagor further expressly grants to Mortgagee, as secured party, a security interest in all of those portions of the Mortgaged Property which are or may be subject to the Montana Uniform Commercial Code provisions applicable to secured transactions.

1.2 Obligations Secured. This Mortgage is executed, acknowledged and delivered by Mortgagor to secure and enforce the following obligations (the “Obligations”) of Mortgagor:

(a) The obligations of Mortgagor to Mortgagee under the promissory note, dated the 21SI day of February, 2000 in the principal amount of five million dollars (U.S.$5,000,000), (the “Note”) together with interest thereon at the rate and upon the terms provided in the Note;

(b) The obligations of Mortgagor and Sterling Mining Company a Montana corporation (“Sterling”) to Mortgagee set out in Section 3.03 of the Asset Purchase Agreement and Sale Agreement, Troy Mine and Rock Creek Project effective as of February 21, 2000 (the “Purchase Agreement”) which obligations may, depending upon future events, involve a payment, in addition to the Note with value up to ten million one hundred twenty five thousand dollars (U.S. $10,125,000);

(c) The other obligations of Mortgagor to Mortgagee to perform each and every term, covenant and condition of the Note, together with the obligations of Mortgagor to Mortgagee to perform each and every term, covenant and condition of this Mortgage;

(d) All indebtedness, liabilities and obligations of Mortgagor to Mortgagee arising pursuant to this Mortgage or the Note (including, without limitation, all costs and expenses reasonably incurred by Mortgagee, including, without limitation, all legal, engineering and consulting fees, made and arising pursuant to this Mortgage or the Note or any part thereof, any renewal, extension or change of or substitution for such obligations or any part thereof, or the acquisition or perfection of the security therefor, whether such advances, costs and expenses were made and incurred at the request of Mortgagor or Mortgagee); and

(e) All renewals, extensions, amendments and changes of, or substitutions for, all or any part of the Obligations described in paragraphs (a) through (d) of this section 1.2.

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1.3 Maturity. The maturity date of the Note is February 21, 2004.

1.4 Excluded Fixtures. As used herein the term “Excluded Fixtures” means those crushers, conveyors, ball mills, autogenous and semi-autogenous mills, flotation devices/circuits, dryers, generators, pumps, water and air treatment/cleaners and all other equipment related to production from the Mortgaged Property that both (a) may be removed from the Mortgaged Property without material injury to the Land or any mine located thereon and (b) are not required for any of mine dewatering, mine ventilation or environmental protection.

ARTICLE 2
Ownership Condition, etc. of Mortgaged Property

2.1 Certain Definitions: As used herein:

(a) “Affiliate” means, with respect to a person, any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by or is under common control, with such person. For purposes of the preceding sentence, “control” means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise

(b) “Environmental Laws” means the applicable federal, state and local environmental, regulations, ordinances, and rules, and the common law, relating to the use, refinement, handling, treatment, removal, storage, production, manufacture, transportation, disposal, emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to pollution or protection of the environment (including without limitation ambient air, surface water, ground water, wetlands, natural resources, land surface or subsurface strata), as the same may be amended or modified, including without limitation the statutes listed below: Federal Solid Waste Act as amended by the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901, et seq., Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §9601, et seq., Federal Clean Air Act, 42 U.S.C. §7401, et seq., Federal Water Pollution Control Act, Federal Clean Water Act of 1977, 33 U.S.C. §1251, et seq., Federal Hazardous Materials Transportation Act, 48 U.S.C. § 1801, et seq., Federal Toxic Substances Control Act, 15 U.S.C. §2601, et seq., Federal Safe Drinking Water Act, 42 U.S.C. §300f, et seq. and analogous state and local regulations.

(c) “Hazardous Substances” means any toxic or hazardous waste, pollutants or substances, including without limitation, substances defined or listed as a pollutant, air pollutant, “hazardous substance”, “toxic substance”, “toxic pollutants”, “medical waste” or similarly identified substance or mixture, in or pursuant to any Environmental Law.

2.2 Recordation. Mortgagor, at its expense (except for expenses to be paid by Mortgagee pursuant to Section 3.08 of the Purchase Agreement), will at all times cause this Mortgage and any instruments amendatory hereof or supplemental hereto and any instruments of assignment hereof or thereof (and any appropriate financing statements or other instruments and continuations thereof with respect to any thereof) to be recorded, registered and filed and to be

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such lien and interest and keep this Mortgage the first lien upon and prior perfected security interest in the Mortgaged Property.

2.9 Liens. Mortgagor shall not directly or indirectly create, incur, assume or permit to exist any lien or encumbrance on or with respect to the Mortgaged Property or assign or convey any right to receive the proceeds (excluding proceeds from any production, inventories and/or ore) therefrom except: (i) liens for taxes, assessments or other governmental charges if the same shall not at the time be delinquent or thereafter can be paid without penalty; (ii) statutory liens of landlords, carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business and satisfied or released prior to delinquency; (iii) liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation unemployment insurance and other types of social security or to secure (or to obtain letters of credit or surety or performance bonds which secure) the performance of statutory obligations for reclamation or which are required in connection with the obtaining of governmental licenses; and (iv) liens securing indebtedness incurred for the cost of development of the Claims in order to commence commercial production from a mine thereon or increase production therefrom.

2.10 Maintenance of Ownership of Property. Mortgagor shall not convey, transfer, assign or encumber any interest in the Mortgaged Property or create or allow to exist any interest in the Mortgaged Property held by any person other than the Mortgagor or Mortgagee, except as provided in the Purchase Agreement.

2.11 No Claims Against Mortgagee, etc. Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, or be construed to permit the making of any claim against Mortgagee in respect of labor or services or the furnishing of any materials or other property or any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the lien of this Mortgage.

2.12 Acquired Property Subject to Lien. All property at any time acquired by Mortgagor and required by section 1.1 of this Mortgage to become subject to the lien hereof, whether such property is acquired by exchange, purchase, construction or otherwise, shall forthwith become subject to the lien of this Mortgage without further action on the part of Mortgagor or Mortgagee. Mortgagor, at its expense, will execute and deliver to Mortgagee (and will, at the expense of Mortgagee, record and file as provided in section 2.2) an instrument supplemental to this Mortgage, reasonably satisfactory in substance and form to Mortgagee, whenever such an instrument is, in the reasonable opinion of Mortgagee, necessary or desirable under applicable law to subject to the lien of this Mortgage all right, title and interest of Mortgagor in and to all property required by this Mortgage to be subjected to the lien hereof and acquired by Mortgagor since the date of this Mortgage or the date of the most recent supplemental instrument so subjecting property to the lien hereof, whichever is later.

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2.13 Maintenance of Claims. Mortgagor shall pay all maintenance fees and make all filings and recordings and provide all assessment work necessary or reasonably prudent to maintain the Claims under any federal or state law now or hereafter applicable.

ARTICLE 3
Insurance: Damage, Destruction or Taking, etc.

3.1 Insurance.

3.1.1 Risks to be Insured. Mortgagor will, at its expense, maintain or cause to be maintained with insurers reasonably acceptable to Mortgagee, (a) public liability, including bodily and personal injury and property damage, insurance applicable to the Mortgaged Property in such amounts as reasonably determined by Mortgagor, but in any event not less than the amount of coverage maintained immediately prior to the execution of this Agreement, with overall limitation of the insurer’s liability not less than $4,000,000; (b) worker’s compensation insurance to the full extent required by applicable law for all employees of Mortgagor engaged in any work on or about the Mortgaged Property and employer’s liability insurance in such amounts as reasonably determined by Mortgagor; and (c) such other insurance (including, without limitation, all-risk and business interruption insurance) with respect to the Mortgaged Property as the need for same shall arise, all as reasonably determined by Mortgagor.

3.1.2 Policy Provisions. All insurance maintained by Mortgagor pursuant to section 3.1.1, shall (a) (except for worker’s compensation insurance) name Mortgagor or its permitted assignee and Mortgagee as insureds, mortgagees and loss payees as their respective interests may appear; (b) (except for worker’s compensation and public liability insurance) provide that the proceeds for any losses shall be payable to Mortgagee and Mortgagor, or its permitted assignee, to be held and applied as provided in section 3.3; (c) include effective waivers by the insurer of all rights of subrogation against any named insured, the indebtedness secured by this Mortgage and the Mortgaged Property and all claims for insurance premiums against Mortgagee; (d) provide that any losses shall be payable notwithstanding (i) any foreclosure or other action or proceeding taken by Mortgagee pursuant to any provision of this Mortgage, or (ii) any change in title or ownership of the Mortgaged Property; and (e) provide that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by Mortgagee of written notice thereof. Any insurance maintained pursuant to this section 3.1 may be evidenced by blanket insurance policies covering the Mortgaged Property and other properties or assets of Mortgagor, provided that any such policy shall specify the portion, if less than all, of the total coverage of such policy that is allocated to the Mortgaged Property and shall in all other respects comply with the requirements of this section 3.1.

3.1.3 Delivery of Policies, etc. Mortgagor will deliver to Mortgagee, promptly upon request, (a) duplicates of all policies evidencing all insurance required to be maintained under section 3.1.1 (or, in the case of blanket policies, certificates thereof by the insurers together with a counterpart of each blanket policy), and (b) evidence as to the payment of all premiums due thereon (with respect to public liability insurance policies, all installments for the current

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year due thereon to such date), provided that Mortgagee shall not be deemed by reason of their custody of such policies to have knowledge of the contents thereof. Mortgagor will also deliver to Mortgagee, promptly upon request, but not more frequently than once every twelve months, Officers’ Certificates setting forth the particulars as to all such insurance policies and certifying that the same comply with the requirements of this section, that all premiums due thereon have been paid and that the same are in full force and effect. Mortgagor will also deliver to Mortgagee a new policy as replacement for any expiring policy at least 30 days prior to the date of such expiration. In the event Mortgagor shall fail to effect or maintain any insurance required to be effected or maintained pursuant to the provisions of this section 3.1, Mortgagor will indemnify Mortgagee, and its Affiliates, against damage, loss or liability resulting from all risks for which such insurance shall have been effected or maintained. The obligations of Mortgagor to indemnify Mortgagee and its Affiliates in such a manner shall survive any discharge of this Mortgage and payment in full of the Note.

3.1.4 Separate Insurance. Mortgagor will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this section.

3.2 Taking; Mortgagor to Give Notice; Assignment of Awards. In case of any taking (whether for permanent or temporary use) of all or any part of the Mortgaged Property or any interest therein or right accruing thereto, as the result of or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, or a change of grade affecting the Mortgaged Property or any part thereof (a “Taking”), or the commencement of any proceedings or negotiations which might result in any such Taking, Mortgagor will promptly give written notice thereof to Mortgagee, generally describing the nature and extent of such Taking or the nature of such proceedings or negotiations and the nature and extent of the Taking which might result therefrom. Mortgagee shall be entitled to all awards or payments allocable to the Mortgaged Property on account of such Taking and Mortgagor hereby irrevocably assigns, transfers and sets over to Mortgagee all rights of Mortgagor to any such award or payment and irrevocably authorize and empower Mortgagee, at their option, in the name of Mortgagor or otherwise, to file and prosecute what would otherwise be Mortgagor’s claim for any such award or payment and, to collect, receipt for and retain the same for disposition in accordance with section 3.3. Mortgagor will pay all reasonable costs and expenses incurred by Mortgagee in connection with any such Taking and seeking and obtaining any award or payment in respect thereof.

3.3 Application of Proceeds. Mortgagee shall apply all net awards received by it on account of any Taking in the following ways: (a) so long as no Event of Default shall have occurred and be continuing, released to Mortgagor for application to the cost of compliance with section 3.5, or (b) if an Event of Default has occurred and is continuing, (i) to fulfill any of the covenants contained herein as Mortgagee may determine, or (ii) to be held as additional cash collateral hereunder to be invested in short-term United States government securities selected by Mortgagor with the consent of Mortgagee.

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3.4 Total Taking. In case of (a) a Taking of the entire Mortgaged Property, or (b) a Taking of less than the entire Mortgaged Property in either case which, in the good faith judgment of Mortgagee, renders the Mortgaged Property remaining after such Taking, damage or destruction, taken as a whole, unsuitable for restoration for use as property of substantially the same value, condition, character and general utility as the Mortgaged Property prior to such Taking (any such Taking being herein called a “Total Taking” ), then the proceeds of the net awards received by Mortgagee or Mortgagor on account of such Total Taking shall be applied by Mortgagee as follows:

First: to the payment of the costs and expenses of the recovery of such proceeds or awards (including, without limitation, attorneys’ fees) and any taxes, assessments or charges, prior to the lien of this Mortgage, which Mortgagee may consider it necessary or desirable to pay;

Second: to the payment of any indebtedness secured by this Mortgage, other than indebtedness with respect to the Note at the time outstanding, which Mortgagee may consider it necessary or desirable to pay;

Third: to the payment of all amounts of principal, and interest at the time outstanding on the Note (whether or not at the time due and payable by reason of maturity or as an installment of combined principal and interest or by reason of any prepayment requirement or by declaration of acceleration or otherwise), including interest at the rate per annum set forth in the Note for past due amounts (the “Default Rate”) on any overdue principal and (to the extent permitted under applicable law) on any overdue interest; and in case such moneys shall be insufficient to pay in full the amounts so due and unpaid upon the Note at the time outstanding, then, first, to the payment of all amounts of interest at the time outstanding on the Note, and second, to the payment of all amounts of principal, at the time outstanding on the Note.

Fourth: the balance, if any, held by Mortgagee after payment in full of all amounts referred to in subdivisions First, Second and Third above, shall, unless a court of competent jurisdiction may otherwise direct by final order not subject to appeal, be paid to or upon the direction of Mortgagor or its permitted assignee.

3.5 Restoration. In case of any Taking (other than a Total Taking) Mortgagor will (to the extent such Taking, is susceptible of replacement, repair or restoration) commence or cause to be commenced, promptly and with due diligence, at its expense, whether or not the award for such Taking shall be sufficient for such purpose, (a) the replacement, repair or restoration of the Mortgaged Property as nearly as practicable (in the case of a Taking, after giving effect to any reduction in area caused thereby) to the general utility thereof immediately prior to such Taking or (b) the substitution for such Mortgaged Property or any part thereof of other property (which shall upon such substitution become a part of the Mortgaged Property) of at least the same general utility of such Mortgaged Property or part thereof immediately prior to such Taking.

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ARTICLE 4
Environmental Indemnification

4.1 Indemnification. Mortgagor shall defend, indemnify and hold Mortgagee, and its Affiliates, harmless from and against any and all environmental claims directly or indirectly arising out of or resulting from any Hazardous Substance being present or released in, on, around or potentially affecting any part of the Mortgaged Property or the soil, vadose zone, groundwater or soil vapor on or under the Mortgaged Property, including:

4.1.1 Any claim for such environmental claim asserted by any federal, state, or local governmental agency, including the United States Environmental Protection Agency and the Montana Department of Environmental Quality and including any claim that Mortgagee is liable for any such environmental claim asserted as an “owner” or “operator” of the Mortgaged Property under any law relating to Hazardous Substances; and

4.1.2 Any such environmental claim asserted against Mortgagee by any person other than a governmental agency, including any person who may purchase or lease all or any portion of the Mortgaged Property from Mortgagor, or from any other purchaser or lessee; any person who may at any time have any interest in all or any portion of the Mortgaged Property; any person who may at any time be responsible for any cleanup costs or other environmental claims relating to the Mortgaged Property; and any person claiming to have been injured in any way as a result of exposure to any Hazardous Substance from or located at the Mortgaged Property; and

4.1.3 Any such environmental claims resulting from currently existing conditions in, on, around or potentially affecting the Mortgaged Property, whether known or unknown by Mortgagor or Mortgagee at the time this Mortgage is executed, and any such indemnified costs resulting from the activities of Mortgagor, Mortgagor’s tenants, or any other person in, on, around or potentially affecting the Mortgaged Property.

4.2 Inspection. Mortgagee, its contractors, agents and representatives (hereinafter, “Site Reviewers”) shall have the right at any reasonable time and from time to time, upon prior notice, to enter upon and visit the Mortgaged Property for the purposes of observing the environmental condition at the Mortgaged Property, taking and removing soil or groundwater samples, and conducting tests and/or site assessments on any part of the Mortgaged Property (collectively, “Site Assessments”) for the purpose of determining whether there exists on the Mortgaged Property any environmental condition that could result in any liability, cost or expense to the owner, occupier, or operator of such Mortgaged Property arising under any Environmental Laws. The Site Reviewers have no duty, however, to conduct any Site Assessment, and no Site Assessment shall impose any liability on any Site Reviewer. In no event shall the completion of any Site Assessment be a representation that Hazardous Substances are or are not present in, on, under or around the Mortgaged Property, or that there has been or shall be compliance with any law, regulation or ordinance pertaining to Hazardous Substances or any other governmental law. Neither Mortgagor nor any other party is entitled to rely on any Site Assessment conducted by or on behalf of Mortgagee, which Site Assessment shall be for the

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sole benefit and use of Mortgagee. The Site Reviewers owe no duty of care to protect Mortgagor or any other party against, or to inform Mortgagor or any other party of, any Hazardous Substances or any other adverse condition affecting the Mortgaged Property. Mortgagee shall avoid interfering with Mortgagor’s use of the Mortgaged Property in exercising any rights provided in this Section. The Site Reviewers are hereby authorized to enter upon the Mortgaged Property for the purpose of conducting Site Assessments. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of Hazardous Substances on the Mortgaged Property and such other tests on the Mortgaged Property as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers, provided that in conducting such testing, the Site Reviewers comply with the requirements of the Federal Mine Safety and Health Act and all applicable health and safety laws of the State of Montana and local authorities having jurisdiction and Mortgagor’s reasonable safety regulations while on the Mortgaged Property. Mortgagor will supply to the Site Reviewers such historical and operational information regarding the Mortgaged Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing such Site Assessments shall be paid by Mortgagor upon demand of Mortgagee if the need for the Site Assessment arises from or relates to or confirms any material

(i) release of Hazardous Substances or,

(ii) noncompliance with or violation of Environmental Laws

not previously adequately reported by Mortgagor to those regulatory agencies with applicable jurisdiction and to Mortgagee. On request, Mortgagee shall make the results of such Site Assessments fully available to Mortgagor provided that Mortgagor has fully reimbursed Mortgagee for the cost of such Site Assessments.

4.3 Intervention. Mortgagee, at its own expense, shall have the right at any time to appear in and to participate in, as a party if it elects, and be represented by counsel of its own choice in, any action or proceeding in connection with any Environmental Law that affects the Mortgaged Property. Upon demand by Mortgagee, Mortgagor shall defend any investigation, action or proceeding involving any matter covered by Mortgagor’s obligations hereunder which is brought or commenced against Mortgagee, whether alone or together with Mortgagor or any other person, all at Mortgagor’s own expense and by counsel reasonably acceptable to Mortgagee in the exercise of its reasonable judgment. In the alternative, Mortgagee may elect to conduct its own defense, at its own expense.

4.4 Nonexclusivity. Nothing in this Article shall be construed to limit any claim or right which Mortgagee may otherwise have at any time against Mortgagor or any other person arising from any source other than this Article, including any claim for fraud, misrepresentation, waste, or breach of contract other than the Note and this Mortgage, and any rights of contribution or indemnity under federal, state or local environmental law or other applicable law, regulation or ordinance.

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ARTICLE 5

Events of Default; Remedies, etc.

5.1 Events of Default; Declaration of Note Due.

(a) “Events of Default” under the Note shall constitute events of default hereunder and are herein called “Events of Default”. Events of Default shall also include:

(i) The failure to pay any amount owed or issue any stock or to make any election at the time required by Section 3.03(a)(l) of the Purchase Agreement within ten (10) days of written demand therefor.

(ii) The breach or default by Mortgagor of or under any covenant, warranty, agreement, representation, performance or requirement herein contained, if such failure shall continue for thirty (30) days after notice of the occurrence thereof, provided that if such breach or default requires more than thirty (30) days to cure and Mortgagee initiates such cure within such thirty (30) day period and diligently pursues the same, Mortgagor shall have such additional time as may be necessary to effect cure, but in no event may such additional time exceed ninety (90) days.

(iii) The institution of any proceeding against the Mortgagor, the Mortgaged Property, or any other property interest which is a joint interest in any property which is wholly or partially subject to the lien created hereunder in which forfeiture, attachment, or replevin of any material asset of Mortgagor is sought in the proceeding, unless such proceeding is dismissed within ninety (90) days following its initiation.

(iv) The admission in writing by Mortgagor that it is unable to pay its debts as they mature or that it is generally not paying its debts as they mature.

(v) The liquidation, termination, or dissolution of Mortgagor under the laws of the state under which it is organized.

(vi) The sale, merger, lease, exchange, conveyance, transfer, mortgage, assignment, pledge or encumbrance of the Mortgaged Property, either voluntarily or involuntarily, or the agreement to do so, contrary to the provisions of the Mortgage without the prior written consent of the Mortgagee being first obtained.

(vii) The filing of any petition or the commencement of any case or proceeding by or against Mortgagor under any federal or state law relating to insolvency, bankruptcy, or reorganization, unless such petition and the case or proceeding initiated thereby is dismissed within ninety (90) days from the date of such filing; or an adjudication that Mortgagor is insolvent or bankrupt; or the entry of an order for relief under the United States Bankruptcy Code with respect to Mortgagor; the filing of an answer by Mortgagor admitting the allegations of any such petition; or the appointment of or the taking of possession by a custodian, trustee or receiver for all or any material assets of Mortgagor, unless such appointment is vacated or dismissed or such possession is terminated within ninety (90) days from the date of such appointment or commencement of such possession, but not later than five (5) days before the proposed sale of any

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material assets of Mortgagor by such custodian, trustee, or receiver, other than in the ordinary course of the business of Mortgagor.

(viii) The insolvency of Mortgagor; or the execution by Mortgagor of an assignment for the benefit of creditors; or the convening by Mortgagor of a meeting of its creditors, or any class thereof, for the purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of Mortgagor to generally pay its debts as they mature.

(ix) The Mortgagor shall fail to pay any debt or other obligation in excess of $500,000 when due, or any debt or other obligation of Mortgagor in excess of such amount shall become due as a result of a default under any agreement or instrument and acceleration of the maturity of such obligation and legal process has been initiated, or demand has otherwise been made, by the defaulted party to collect the debt or obligation.

(b) Upon the occurrence and during the continuance of any of the Events of Default, other than matters which are Events of Default solely under Section 5.1(a)(ii) hereof, and whether or not any amount due under the Note has been declared due and payable pursuant to the Note, then and in any such event Mortgagee may declare, by written notice to Mortgagor, all indebtedness secured hereby, including, indebtedness accelerated pursuant to the Note, to be due and payable upon the date specified in such notice, and upon such date the same shall become due and payable, together with interest accrued thereon, without presentment, demand, protest, notice or other requirements of any kind, all of which are hereby waived.

(c) Mortgagor will pay on demand all costs and expenses (including, without limitation, attorneys’ fees and expenses) incurred by or on behalf of Mortgagee in enforcing this Mortgage or the Note or occasioned by any default or Event of Default under this Mortgage.

5.2 Legal Proceedings; Foreclosure; Rescission. If an Event of Default shall have occurred and be continuing, Mortgagee at any time may, at its election, proceed at law or in equity or otherwise to enforce the payment of the Note at the time outstanding in accordance with the terms hereof and thereof and to foreclose the lien of this Mortgage as against all or any part of the Mortgaged Property or proceed to take either of such actions, and to have the same sold under the judgment or decree of a court of competent jurisdiction. Mortgagee, from time to time before sale, may rescind any notice of breach and election to sell by executing, delivering and causing to be recorded a written notice of such rescission. The exercise by Mortgagee of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the rights of Mortgagee to execute and deliver, as above provided, other notices of breach and election to sell, nor otherwise affect any term, covenant or condition hereof or under any obligations secured hereby, or any of the rights, obligations or remedies of the parties thereunder.

5.3 Power of Sale. If an Event of Default shall have occurred and be continuing, Mortgagee may sell, assign, transfer and deliver the whole or, from time to time, any part of the Mortgaged Property, or any interest in any part thereof, for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as Mortgagee in its reasonable discretion may determine, or as may be required by law. The provisions of this

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Mortgage shall be interpreted as broadly as possible to allow Mortgagee the full advantage of all remedies to which mortgagees under mortgages are entitled under Montana law. Without in any way limiting the foregoing, Mortgagor agrees that Mortgagee shall have the right following an Event of Default hereunder to proceed with either a judicial foreclosure, or foreclosure by advertisement as provided under Montana law. In addition, with respect to any portion of the Mortgaged Property that constitutes personal property governed by the Montana Uniform Commercial Code, this Mortgage shall be construed broadly to give to Mortgagee all of the rights and remedies to which secured parties are or may be entitled under the Montana Uniform Commercial Code.

5.4 Mortgagee Authorized to Execute Deeds, etc. Mortgagor irrevocably appoints Mortgagee, the true and lawful attorney of Mortgagor, in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement hereof, whether pursuant to power of sale, foreclosure by advertisement, judicial foreclosure or otherwise, to execute and deliver all such deeds, bills of sale, assignments and other instruments as Mortgagee may consider necessary or appropriate, with full power of substitution, Mortgagor hereby ratifying and confirming all that its said attorney or any substitute shall lawfully do by virtue hereof. Nevertheless, if so requested by Mortgagee or any purchaser, Mortgagor will ratify and confirm any such sale, assignment, transfer or delivery by executing and delivering to Mortgagee or such purchaser all such proper deeds, bills of sale, assignments, releases and other instruments as may be designated in any such request. If, in the judgment of the Mortgagee, time permits, Mortgagee shall give prior notice to the Mortgagor of the exercise of its powers hereunder, and give the Mortgagor the opportunity to perform any act authorized hereby. The failure of Mortgagee to comply with the preceding sentence shall not affect its powers hereunder or in any way limit or prejudice its rights or remedies hereunder.

5.5 Purchase of Mortgaged Property by Mortgagee. The Mortgagee or any successor holder of the Note may be a purchaser of the Mortgaged Property or of any part thereof or of any interest therein at any sale thereof, whether pursuant to power of sale, foreclosure by advertisement, judicial foreclosure or otherwise, and shall apply upon the purchase price thereof the indebtedness secured hereby owing to such purchaser, to the extent of such purchaser’s distributive share of the purchase price. Any such purchaser shall, upon any such purchase, acquire good title to the properties so purchased, free of the lien of this Mortgage and free of all rights of redemption in Mortgagor.

5.6 Receipt a Sufficient Discharge to Purchaser. Upon any sale of the Mortgaged Property or any part thereof or any interest therein, whether pursuant to power of sale, foreclosure by advertisement, judicial foreclosure or otherwise, the receipt of the purchase money by Mortgagee or the officer making the sale under judicial proceedings shall be a sufficient discharge to the purchaser for the purchase money, and such purchaser shall not be obliged to see to the application thereof.

5.7 Waiver of Appraisement, Valuation, etc. Mortgagor hereby waives, to the fullest extent it may lawfully do so, the benefit of all appraisement, valuation, stay, extension and

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redemption laws now or hereafter in force and all rights of marshaling in the event of any sale of the Mortgaged Property or any part thereof or any interest therein.

5.8 Note to Become Due on Sale. Upon any sale by Mortgagee under or by virtue of this Mortgage, other than a sale resulting from an Event of Default described solely in Section 5.1(a)(ii) hereof, whether pursuant to judicial foreclosure, foreclosure by advertisement or power of sale or otherwise, the entire unpaid principal amount of the Note at the time outstanding shall, if not previously declared due and payable, immediately become due and payable, together with interest accrued thereon, and all other indebtedness which this Mortgage by its terms secures.

5.9 Application of Proceeds of Sale and Other Moneys. The proceeds of any sale of the Mortgaged Property or any part thereof or any interest therein under or by virtue of this Mortgage, whether pursuant to judicial foreclosure, foreclosure by advertisement, power of sale, or otherwise, shall, to the extent allowed by law, be applied as follows:

First: to the payment of all costs and expenses of such sale (including, without limitation, the cost of evidence of title, the costs and expenses, if any, of taking possession of, retaining custody over, repairing, maintaining and preserving the Mortgaged Property or any part thereof prior to such sale), all costs and expenses of any receiver of the Mortgaged Property or any part thereof, and any taxes, assessments, encumbrances, liens or charges, prior to the lien of, or security interest created by, this Mortgage, which Mortgagee may consider it necessary or desirable to pay;

Second: to the payment of any indebtedness secured by this Mortgage, other than indebtedness with respect to the Note at the time outstanding, which Mortgagee may consider it necessary or desirable to pay;

Third: to the payment of all amounts of principal, and interest at the time due and payable on the Note outstanding (whether due by reason of maturity or as an installment of combined principal and interest or by reason of any prepayment requirement or by declaration or acceleration or otherwise), on any overdue principal and premium, if any, and (to the extent permitted under applicable law) on any overdue interest; and in case such moneys shall be insufficient to pay in full the amounts so due and unpaid upon the Note at the time outstanding, then, first, to the payment of all amounts of interest at the time due and payable on the Note, and second, to the payment of all amounts of principal and premium, if any, at the time due and payable on the Note; and

Fourth: the balance, if any, held by Mortgagee after payment in full of all amounts referred to in subdivisions First, Second and Third above, shall, unless a court of competent jurisdiction may otherwise direct, be paid to or upon the direction of Mortgagor or its permitted assignee.

5.10 Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee shall, as a matter of right, be entitled to the appointment of a receiver for all or any part of the Mortgaged Property, whether such receivership be incidental to a proposed sale of the Mortgaged Property or otherwise.

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5.11 Possession, Management and Income. If an Event of Default shall have occurred and be continuing, Mortgagee may, but shall be under no obligation to, immediately enter upon and take possession of the Mortgaged Property or any part thereof by summary proceeding, ejectment or otherwise and may remove Mortgagor and all other persons and any and all property therefrom and may hold, operate, maintain, repair, preserve and manage the same and receive all earnings, income, rents, issues and proceeds accruing with respect thereto or any part thereof. Mortgagee shall be under no liability to Mortgagor for or by reason of any such taking of possession, entry, removal or holding, operation or management, except that any amounts so received by Mortgagee shall be applied to pay all costs and expenses of so entering upon, taking possession of, holding, operating, maintaining, repairing, preserving and managing the Mortgaged Property or any part thereof, and any taxes, assessments or other charges prior to the lien of this Mortgage which Mortgagee may consider it necessary or desirable to pay, and any balance of such amounts shall be applied as provided in section 5.9.

5.12 Right of Mortgagee to Perform Mortgagor’s Covenants, etc. If Mortgagor shall fail to make any payment or perform any act required to be made or performed hereunder, Mortgagee without notice to or demand upon Mortgagor, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Mortgagor, and may enter upon the Mortgaged Property for such purpose and take all such action thereon as, in Mortgagee’s opinion, may be necessary or appropriate therefor. No such entry and no such action shall be deemed an eviction of any lessee of the Mortgaged Property or any part thereof. All sums so paid by Mortgagee and all costs and expenses (including, without limitation, attorneys’ fees and expenses) so incurred, together with interest thereon, at the rate specified in the Note, from the date of payment or incurring, shall constitute additional indebtedness secured by this Mortgage and shall be paid by Mortgagor to Mortgagee on demand. The final two sentences of § 5.4 shall apply to the exercise to the rights granted by this § 5.13.

5.13 Remedies, etc., Cumulative. Each right, power and remedy of Mortgagee provided for in this Mortgage or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Mortgagee of any one or more of the rights, powers or remedies provided for in this Mortgage or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Mortgagee of any or all such other rights, powers or remedies.

5.14 Attorneys’ Fees etc. Mortgagor shall pay to Mortgagee, on demand, any costs and expenses, including reasonable attorneys’ fees and expenses, paid or incurred by Mortgagee in connection with the collection of any amount payable by Mortgagor to Mortgagee hereunder or under the Note, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date of payment or incurring by Mortgagee until paid by Mortgagor.

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5.15 Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Mortgage or any application thereof shall be invalid or unenforceable, the remainder of this Mortgage and any other application of such term shall not be affected thereby.

5.16 No Waiver, etc. No failure by Mortgagee to insist upon the strict performance of any term hereof or thereof, or to exercise any right, power or remedy consequent upon a breach hereof or thereof, shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Mortgage, which shall continue in full force and effect with respect to any other then existing or subsequent breach. By accepting payment of any amount secured hereby after its due date, Mortgagee shall not be deemed to waive its right either to require prompt payment when due of all other amounts payable hereunder or to declare a default for failure to effect such prompt payment.

5.17 Compromise of Actions, etc. Any action, suit or proceeding brought by Mortgagee pursuant to any of the terms of this Mortgage or otherwise, and any claim made by Mortgagee hereunder may be compromised, withdrawn or otherwise dealt with by Mortgagee without any notice to or approval of Mortgagor.

ARTICLE 6
Miscellaneous

6.1 Further Assurances. Mortgagor, at its expense, will execute, acknowledge and deliver all such instruments and take all such action as Mortgagee from time to time may reasonably request for the better assuring to Mortgagee the properties and rights now or hereafter subjected to the lien hereof or assigned hereunder or intended so to be. Notwithstanding any other provision of this Mortgage, Mortgagor hereby agrees that, without notice to or the consent of Mortgagor, Mortgagee may file with the appropriate public officials such financing statements or similar documents as are or may become necessary to perfect and continue the perfection of the security interest granted by this Mortgage.

6.2 Additional Security. Without notice to or consent of Mortgagor, and without impairment of the lien and rights created by this Mortgage, Mortgagee may accept (but Mortgagor shall not be obligated to furnish) from Mortgagor or from any other person additional security for the Note at the time outstanding. Neither the giving of this Mortgage nor the acceptance of any such additional security shall prevent Mortgagee from resorting, first, to such additional security, or, first, to the security created by this Mortgage, or concurrently to both, in any case without affecting Mortgagee’s lien and rights under this Mortgage.

6.3 Release, Partial Release, etc. Upon receipt of all sums secured hereby, Mortgagee shall release without warranty the property then held hereunder. Mortgagee may, at any time and from time to time, without liability therefor, release any part of the Mortgaged Property, consent to the making of any map or plat thereof, grant an easement thereon, grant an extension or

16

subordinate the lien of this Mortgage, or enter into any other agreement in connection with the Mortgaged Property.

6.4 Notices, etc. All notices, demands, requests, consents, approvals and other instruments under this Mortgage shall be in writing (including telex, telecopy and telegraphic communication) and mailed, telexed, telegraphed or delivered, at the following addresses or, as to any party, at such address as shall be designated by such party in a written notice to the other parties.

If to Mortgagor:	If to Mortgagee:

Genesis, Inc.	Kennecott Montana Company
424 South Sullivan Road, Suite 300	Attention: General Counsel
Veradale, Washington 99037	224 North 2200 West
Attention: President	Salt Lake City, Utah 84116
Fax: (509) 891-8901	Fax: (801) 238-2488

With Mortgagee Copy to:

Parsons Behle & Latimer
Lawrence R. Barusch
201 South Main Street, Suite 1800
Salt Lake City, Utah 84111
Fax:(801) 536-6111

All such notices and communications shall, when mailed by registered or certified mail, or otherwise physically delivered, be effective when received or delivered, addressed as aforesaid, and, when sent by ordinary mail, be effective five days after the day on which deposited in the mails, addressed as aforesaid, and when telexed or telecopied, be effective upon confirmation of transmission.

6.5 Amendments and Waivers. This Mortgage, the Note, and any term hereof or thereof may be amended, discharged or terminated and the observance of any term of this Mortgage or the Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by Mortgagor and Mortgagee.

6.6 WAIVER OF JURY TRIAL. MORTGAGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS MORTGAGE, THE NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

6.7 Miscellaneous. All the terms of this Mortgage shall apply to and be binding upon (and those provisions of this Mortgage explicitly for the benefit of Mortgagor shall be for the benefit of) the respective successors and assigns of Mortgagor, and all persons claiming under or

17

through Mortgagor or any such successor or assign, and shall inure to the benefit of and be enforceable by Mortgagee and its successors and assigns and any successor holders of any of the Note or the Purchase Agreement. The headings and table of contents in this Mortgage are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof. This Mortgage shall be construed and enforced in accordance with and governed by the laws of the State of Montana, without giving effect to any choice or conflict of law provision, either or the State of Montana or elsewhere, which would cause the application of any laws other than of the State of Montana.

IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be duly executed as of the day and year first above written.

GENESIS, INC.

By:
Title: President

Attest:
Secretary

18

STATE OF UTAH                          )

: ss

COUNTY OF SALT LAKE           )

The foregoing instrument was acknowledged before me by                                         , the                                 of Genesis, Inc., a Montana corporation, who acknowledged to me that                                 executed the same on this 21st day of February, 2000.

Witness my hand and official seal.

/s/
Notary Public

My Commission Expires:	Residing at:

[Seal]

19

EXHIBIT A

TO MORTGAGE, SECURITY AGREEMENT AND FINANCING STATEMENT AMONG GENESIS, INC., MORTGAGOR AND KENNECOTT MONTANA COMPANY, MORTGAGEE.

SCHEDULE OF CLAIMS

I.         PATENTED AND UNPATENTED MINING CLAIMS AND MILLSITES

The following patented and unpatented mining claims and millsites located in Lincoln and Sanders Counties:

II.        FEE LAND

20

FIRST AMENDMENT TO THE FEBRUARY 21, 2000
ASSET PURCHASE AND SALE AGREEMENT BETWEEN
KENNECOTT MONTANA COMPANY AND
STERLING MINING COMPANY/GENESIS INC. FOR THE
TROY MINE AND ROCK CREEK PROJECT

THIS FIRST AMENDMENT TO THE FEBRUARY 21, 2000 ASSET PURCHASE AND SALE AGREEMENT BETWEEN KENNECOTT MONTANA COMPANY AND STERLING MINING COMPANY/GENESIS INC. FOR THE TROY MINE AND ROCK CREEK PROJECT (this “First Amendment”), entered into and effective as of the 18th day of May 2001 by and between Kennecott Montana Company, a Delaware corporation, with its principal place of business at 224 North 2200 West, Salt Lake City, Utah 84116 (“Seller”) and Sterling Mining Company (“Sterling”) and Genesis Inc. (“Genesis”), both Montana corporations with their principal business office at 424 S. Sullivan Road, Suite 300, Veradale, WA 99037 (formerly, 2301 Colonial Drive, Helena, Montana 59601) (collectively “Buyers”).

WITNESSETH, That:

WHEREAS Seller and Buyers entered that certain Asset Purchase and Sale Agreement for the Troy Mine and Rock Creek Project dated February 21, 2000 (the “Agreement”); and

WHEREAS the Agreement required Buyers to execute a promissory note (the “Note”) in the principal amount of five million dollars ($5,000,000.00), said Note bearing simple interest in the amount of nine percent (9%) per annum, payable semi-annually in arrears, and maturing on February 21, 2004; and

WHEREAS if the Sterling common stock has not traded on a public market for at least thirty (30) calendar days at the time an interest payment is due on the Note, Buyers may elect to defer the payment of interest, the same to be paid at the due date of the Note in cash; and

WHEREAS the Sterling common stock is not currently trading on a public market and Buyers have been deferring the interest payments on the Note; and

WHEREAS in accord with the Agreement, Genesis mortgaged certain property to Seller to secure Buyers’ performance under the Agreement by a Mortgage, Security Agreement and Financing Statement dated February 21, 2000 (the “Mortgage”): and

WHEREAS Buyers have requested the release of certain property more particularly described in the Partial Release of Mortgage, attached hereto and incorporated herein by reference, (the “Property”) from the Mortgage so that said Property could be sold and the proceeds of said sale be applied toward further work on the Troy Mine and Rock Creek Project by Buyers; and

WHEREAS Seller is agreeable to releasing such Property if certain interest payments on the Note are paid to Seller from the proceeds of the sale of the Property.

NOW, THEREFORE, IN CONSIDERATION of the mutual agreement by the Parties to amend the Agreement as provided herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.                          Seller agrees to release the Property from the Mortgage by executing the Partial Release of Mortgage in the form of Exhibit A and delivering the same to Buyers at the time of execution of this First Amendment.

2.                          Buyers agree to use their best efforts to sell the Property and apply 100% of the proceeds, less any payments to Seller, to further work on the Troy Mine and Rock Creek Project. Any sale of the Property will be for cash only and the sale transaction must be closed within two (2) years from the date of this First Amendment. If the sale of the Property is not closed within two (2) years from the date of this First Amendment, Buyers agree that the Property will once again become security under the Mortgage and Buyers agree to take all necessary action to reestablish the Property as security under the Mortgage.

3.                          If the Property is sold, Buyers agree to pay to Seller the lesser of an amount equal to twenty (20) percent of the proceeds from of sale of the Property or Four Hundred and Fifty Thousand Dollars ($450,000.00). If the proceeds of sale from the Property are received in installments by Buyers, an equal portion of each installment payment will be paid to Seller so that Seller will have received the lesser of an amount, equivalent to twenty (20) percent of the proceeds from the sale of the Property or Four Hundred and Fifty Thousand Dollars ($450,000.00) at the time that all installments have been paid. Any payments made to Seller pursuant to this Amendment will reduce the interest due to Seller from Buyers on the Note by the amount of the payments.

4.                          Buyers agree to keep Seller informed on their sales efforts for the Property by periodically reporting to Seller on the status of these efforts and the potential time frame and terms for any proposed sales.

5.                          Except as may be necessary to give effect to the terms of this First Amendment, the parties hereby ratify the Agreement, the terms, covenants and provisions of which remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to be executed the day and year first above written.

KENNECOTT MONTANA COMPANY		STERLING MINING COMPANY

By	Illegible	By	Illegible
Its	CHIEF FINANCIAL OFFICER	Its	President

GENESIS INC.

		By	Illegible
		Its	President

RECORD ID: 07/19/2001   1:00  BOOK: 266  RECORDS   PAGE:  833
Carol M. [illegible]   CLERK AND RECORDER BY: Debra L [illegible] deputy    FEE:  $12.00
DELIVER TO: GENESIS, INC.

EXHIBIT A

PARTIAL RELEASE OF MORTGAGE

Kennecott Montana Company, a corporation incorporated under the laws of the State of Delaware, and having its principal place of business at 224 North 2200 West, Salt Lake City, Utah 84116 (hereafter “Kennecott”) hereby RELEASES and DISCHARGES from that Mortgage, Security Agreement and Financing Statement dated the 21st day of February 2000 and executed by Genesis, Inc., a Montana corporation, with its principal place of business at 424 S. Sullivan Road, Suite 300, Veradale, WA 99037 (formerly, 2301 Colonial Drive, Helena, Montana 59601), as Mortgagor in favor of Kennecott as Mortgagee, and recorded February 23, 2000 in the office of the Clerk and Recorder for Lincoln County Montana at Book 261 Records, Page 660 as document number 145516 and as recorded February 23, 2000 in the County Recorders office for Sanders County, Montana, as document number 237998 and Microfilm No. 30421 the following described real property situated in the County of Sanders, State of Montana, comprising 716 acres, more or less, to wit:

NE1/4, S1/2NW1/4, SW1/4, SE1/4 of Section 15, Township 28 North, Range 33 West. NE1/4 of Section 16, Township 28 North, Range 33 West except that portion beginning at a point on the southwesterly r/w line of Forest Road No. 402, which point is 1772.9’ east and 839.6’ south from the North 1/4 corner of Section 16, Township 28 North, Range 33 West; thence S 41° 18’ W, 466.67’ to point in beaver swamp; thence S 48° 42’ E, 466.67’; thence N 41° 18’ E, 466.67’ to steel rod on the southwesterly right of way line of Forest Road No. 402; thence along said southwesterly right of way line, N 48° 42’ E, 466.67 to beginning, said exception containing 5 acres.

[SEAL]

34137

Date this 23rd day of May, 2001.

Signed in the presence of:	Signed:
/s/ [Illegible]	Kennecott Montana Company, Mortgagee
/s/ [Illegible]	By:	/s/ [Illegible]

STATE OF UTAH	)
§
COUNTY OF SALT LAKE	)

The foregoing instrument was acknowledged before me this 23rd day of May, 2001, by Adrian F. Jackman, in his capacity as Chief Financial Officer of Kennecott Montana Company.

/s/ Lesli Smith
[SEAL]	NOTARY PUBLIC

	Residing at:	SLC, UT

My Commission Expires:	Aug. 20, 2001

242581

STATE OF MONTANA, COUNTY OF SANDERS Recorded the 1st Day of June 2001 at 4:03 o’clock PM. Microfilm # 34137 Pat Ingraham County Recorder Fee 1200 By [Illegible] Deputy	[SEAL]

SECOND AMENDMENT TO THE FEBRUARY 21, 2000
ASSET PURCHASE
AND SALE AGREEMENT BETWEEN
KENNECOTT MONTANA COMPANY AND
STERLING MINING COMPANY/GENESIS INC.
FOR THE SALE OF TROY MINE
AND ROCK CREEK PROJECTS

THIS SECOND AMENDMENT TO THE FEBRUARY 21, 2000 ASSET PURCHASE AND SALE AGREEMENT BETWEEN KENNECOTT MONTANA COMPANY AND STERLING MINING COMPANY/GENESIS INC. FOR THE SALE OF TROY MINE AND ROCK CREEK PROJECTS (this “Second Amendment), is entered into and effective as of the 1st day of August, 2001 by and between Kennecott Montana Company, a Delaware corporation, with its principal place of business at 224 North 2200 West, Salt Lake City, Utah 84116 (“Seller”) and Sterling Mining Company (“Sterling”) and Genesis Inc. (“Genesis”), both Montana corporations with their principal business office at 424 S. Sullivan Road, Suite 300, Veradale, WA 99037 (collectively “Buyers”).

WITNESSETH, That:

WHEREAS Seller and Buyers entered that certain Asset Purchase and Sale Agreement for the Troy Mine and Rock Creek Project dated February 21, 2000 (the “Agreement”); and

WHEREAS the Parties modified the Agreement by executing the First Amendment to the Agreement effective the 18th day of May 2001; and

WHEREAS the Parties are agreeable to modifying the Agreement in accord with the terms of this Second Amendment.

NOW, THEREFORE, IN CONSIDERATION of the mutual agreement by the Parties to amend the Agreement as provided herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Definitions. Unless otherwise indicated herein, all capitalized terms used in this Second Amendment shall have the definitions assigned to them in the Agreement.

2. Amendment to the Agreement. This Second Amendment constitutes an amendment to the Agreement entered into in accordance with the requirements of Section 15.03 of the Agreement. In the event of any conflict or inconsistency between the terms of this Second Amendment and the terms of the Agreement, the terms of this Second Amendment shall control.

not have a value of at least the amount required above, the Buyers shall pay, in cash, the difference between the market value or Appraised Value of the Total Stock and the amount required above at the Stock Value Date.”

4. The Parties have had several discussions concerning Buyers’ plans for the reopening of the Troy Mine and the permitting/development of the Rock Creek Project (hereafter “Buyers’ Activities”). Buyers believe that existing uncertainties and matters beyond Buyers’ control may cause delays in Buyers’ Activities and that, as a consequence of such delays, Buyers may request Seller to grant additional time to Buyers with respect to the valuation of the Stock as required by paragraph 3.03(a)(1) of the Agreement beyond the time provided by this Second Amendment and additional time for the payment of the Note as required by paragraph 3.03(a)(2) of the Agreement. It is Seller’s present intention to consider such request(s) by Buyer, if and when Buyer makes such request(s) of Seller, and that such consideration shall take into account the progress of Buyer’s Activities, existing uncertainties and matters beyond Buyers’ control. Provided however, and notwithstanding the foregoing, Buyers acknowledge and agree that any such grant of additional time by Seller shall be at Seller’s sole election and determination, and that Seller has no obligation whatsoever to grant additional time or otherwise waive or amend Buyers’ obligations under the Agreement.

5. Except as may be necessary to give effect to the terms of this Second Amendment the terms, covenants and provisions of the Agreement and the First Amendment and all associated documents remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Second Amendment to be executed the day and year first above written.

KENNECOTT MONTANA COMPANY		STERLING MINING COMPANY
By	/s/ Illegible	By	/s/ Illegible
Its	CFO	Its	C.E.O.

GENESIS INC.
By	/s/ Illegible
Its	President

THIRD AMENDMENT
TO THE FEBRUARY 21, 2000 ASSET PURCHASE AND SALE AGREEMENT BETWEEN
KENNECOTT MONTANA COMPANY AND STERLING MINING COMPANY/GENESIS INC.
FOR THE TROY MINE
AND ROCK CREEK PROJECT

THIS THIRD AMENDMENT TO THE FEBRUARY 21, 2000 ASSET PURCHASE AND SALE AGREEMENT BETWEEN KENNECOTT MONTANA COMPANY AND STERLING MINING COMPANY/GENESIS INC. FOR THE TROY MINE AND ROCK CREEK PROJECT (this “Third Amendment”), entered into and effective as of the 1st day of February, 2003 by and between Kennecott Montana Company, a Delaware corporation, with its principal place of business at 224 North 2200 West, Salt Lake City, Utah 84116 (“Seller”); and Sterling Mining Company (“Sterling”) and Genesis Inc. (“Genesis”), both Montana corporations with their principal business office at 424 S. Sullivan Road, Suite 300, Veradale, WA 99037 (collectively “Buyers”).

WITNESSETH, That:

WHEREAS Seller and Buyers entered that certain Asset Purchase and Sale Agreement for the Troy Mine and Rock Creek Project dated February 21, 2000 (the “Agreement”); and

WHEREAS the Parties modified the Agreement by executing the First Amendment effective the 18th day of May 2001; and

WHEREAS the Parties modified the Agreement by executing the Second Amendment effective the 1st day of August 2001; and

WHEREAS the Parties are agreeable to modifying the Agreement in accord with the terms of this Third Amendment.

NOW, THEREFORE, IN CONSIDERATION of the mutual agreement by the Parties to amend the Agreement as provided herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Unless otherwise indicated herein, all capitalized terms used in this Third Amendment shall have the definitions assigned to them in the Agreement.

2. This Third Amendment constitutes an amendment to the Agreement entered into in accordance with the requirements of Section 15.03 of the Agreement. In the event of any conflict or inconsistency between the terms of this Third Amendment and terms of the Agreement or an earlier amendment, the terms of this Third Amendment shall control.

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3. In accord with paragraph 4 of the Second Amendment, the Parties are agreeable to removing from the Agreement, as amended by the Second Amendment, the requirement that the Stock obtain a specified value by certain dates or Buyers will pay the difference between the value stipulated in the Second Amendment for the applicable Stock Value Date and the market value or Appraised Value on that Stock Value Date. Accordingly, the language of Paragraph 3.03(a)(1) of the Agreement, as amended by the Second Amendment, is hereby deleted in its entirety and is replaced with the following:

“At Closing, Sterling will issue to Seller two million two hundred and fifty thousand (2,250,000) shares of its common stock (the “Stock”). On or before the later of (i) the date one year after any mining operation on the Royalty Property (as defined below) owned by Genesis or Sterling (or an Affiliate of either), achieves production at eighty percent (80%) of design capacity, or (ii) December 31, 2015 (collectively, the “Royalty Exercise Date”), at its election, Seller may choose to surrender the Stock to Sterling and receive a Two Percent (2%) Net Smelter Return Royalty (NSR) on any production from a mine developed, or to be developed, on the Royalty Property, said NSR to be capped at a total payment of Eight Million Dollars ($8,000,000.00) (the “Capped Amount”). The land subject to the 2% NSR shall be termed the “Royalty Property”. The Royalty Property shall be defined as any property owned by Genesis or Sterling (or an Affiliate of either) as of the Royalty Exercise Date within two (2) miles of the circumambient boundary of any of the following properties: (A) those claim groups described as Claim Group V (“Cur”) and Claim Group VI (“Copper Gulch and Rock Creek”) in Exhibit IV to this Agreement; (B) those claims described as “Rock Creek Project — Patented Mining Claims — Sanders County”; and “Rock Creek Project — Unpatented Mining Claims — Sanders County, Claim Group V” all in Schedule 2.01(a) to the September 9, 1999 Asset Purchase and Sale Agreement Between Asarco Incorporated and Sterling Mining Company for the Troy Mine and Rock Creek Project and (C) patented claims HR 133 and HR 134, Mineral Survey Number 11012. Sterling shall create a schedule accurately describing such Royalty Property within thirty (30) days after Seller notifies Sterling that Seller elects to surrender the Stock and receive the 2% NSR, which schedule shall become Schedule A to Exhibit VI of this Agreement. If Seller elects to surrender the Stock to Sterling and receive a 2% NSR, the Royalty shall accrue commencing with the quarter immediately following the election. If Seller elects to surrender the Stock to Sterling and receive a 2% NSR, Seller shall not be required to surrender any Sterling stock acquired under Section 3.03(a)(2) or otherwise, it being agreed that the only Sterling stock which Seller is required to surrender to obtain the NSR shall be the 2,250,000 shares of Sterling common stock defined herein as the Stock. The Capped Amount shall be adjusted from and after the date of this Third Amendment by any changes to the Bureau of Labors

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Statistics, Consumer Price Index, U.S. City Average with the base month being January, 2002. The NSR shall be calculated and paid pursuant to the Royalty Deed attached hereto as Exhibit VI and incorporated herein by reference. The NSR shall be the joint and several obligation of Sterling and Genesis.”

4. In accord with the paragraph 4 of the Second Amendment, the Parties are agreeable to extending the due date of the Note and reducing the interest payable thereon and accordingly, Paragraph 3.03(a)(2) of the Agreement is hereby deleted in its entirety and is replaced with the following:

“A promissory note of Buyers in the principal amount of five million dollars ($5,000,000) payable to the order of Seller to be executed on the Closing Date (the “Note”). The Note shall bear simple interest at the rate of one percent (1%) per annum above prime (“Prime”), payable semi-annually in arrears. Prime shall be that amount as reported as the “Prime Rate” by the Wall Street Journal on the last day of the quarter immediately preceding any interest due date or, in the event the Wall Street Journal ceases publication or is otherwise unavailable, as published on the internet by the Federal Reserve Bank of New York as the “Prime Rate” on the last day of the quarter immediately preceding any interest due date at www.ny.frb.org/pihome/statistics/dlyrates, or such other internet address as the Federal Reserve Bank of New York may designate. The maturity date of the Note shall be February 21, 2008, that being the date which is eight (8) years from the Closing Date (the “Term”). If the Stock of Sterling is traded on a public market at the time an interest payment is due for no less than thirty (30) calendar days, Seller may elect to take that interest payment in cash or Sterling stock. If Seller elects to take an interest payment in Sterling stock, for purposes of such payment, the stock shall be valued at the average of its’ closing price for each trading day during the 30 calendar days immediately preceding the payment. Seller may elect to defer an interest payment, the same to be paid at the due date of the Note in cash. Seller will be deemed to have deferred an interest payment if Seller had not requested in writing such interest payment at least 30 days before its due date. Unpaid or deferred interest shall earn interest at Prime plus one percent (1%) from and after the due date. If Sterling should commence trading on a public market and interest has been deferred and remains unpaid, with respect to such deferred interest amount, Seller may elect to convert such accumulated amount into Sterling stock at any time until the due date of the Note. For purposes of this conversion, the Sterling stock shall be valued at the average of its closing price for each trading day during the 30 calendar days immediately preceding the conversion. Any Sterling stock transferred from Buyers to Seller pursuant to this Section 3.03(2) shall (i) not be considered to be any portion of the Total Stock and shall be excluded from any calculation

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determining whether Seller’s Total Stock represents more than 22.5% of the then issued and outstanding capital stock of Sterling, and (ii) be excluded from the Stock which Seller is required to surrender to obtain the 2% NSR under Section 3.03(a)(1). Notwithstanding any provision to the contrary, any notice or request under this Section 3.03(2) may be delivered by fax or by Email as follows:

If to Kennecott:	If to Sterling/Genesis:
Fax: 801-238-2488	Fax: 509-891-8901
Email: jackmana@kennecott.com	Email: smc@sterlingminingcompany.com
Attn: A. Jackman	Attn: F. Duval”

5. This Third Amendment may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts together shall constitute one and the same agreement. The parties agree that this Third Amendment may be transmitted between them by facsimile machine. The parties intend that fax signatures constitute original signatures and that a faxed agreement containing the signatures (original or faxed) of all the parties is binding on the parties.

6. Except as may be necessary to give effect to the terms of this Third Amendment, the terms, covenants and provisions of the Agreement and the First and Second Amendments and all associated documents remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Third Amendment to be executed the day and year first above written.

KENNECOTT MONTANA COMPANY		STERLING MINING COMPANY
By	/s/ Illegible	By	/s/ Frank Duval
Its	Sr. VP and CEO	Its	Chairman Frank Duval

GENESIS INC.
By	/s/ Frank Duval
Its	President Frank Duval

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EXHIBIT VI

NET SMELTER RETURNS ROYALTY DEED

WHEN RECORDED, RETURN TO:

Kennecott Montana Company
224 North 2200 West
Salt Lake City, Utah 84116
Attn: General Counsel

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby expressly acknowledged, by this Net Smelter Returns Royalty Deed (this “Royalty Deed”) Sterling Mining Company, a Montana corporation, and Genesis Inc., a Montana corporation (collectively, “Grantor”), do hereby jointly and severally grant and convey to Kennecott Montana Company, a Delaware corporation (“Royalty Holder”), a “Net Smelter Returns Royalty” equal to the “Royalty Percentage” of the “Net Smelter Returns”, each as hereinafter defined and computed, with respect to production from the Royalty Property. (Grantor and Royalty Holder are referred to individually as a “Party” and collectively as the “Parties”).

The Royalty described in this Royalty Deed is granted pursuant to that certain February 21, 2000 Asset Purchase and Sale Agreement, as amended, between Kennecott Montana Company and Sterling Mining Company/Genesis Inc. for the Troy Mine and Rock Creek Project (the “Agreement”) and is subject to the terms and conditions of the Agreement. A copy of the Agreement is maintained in the offices of Grantor and Royalty Holder.

ARTICLE 1

DEFINITIONS

Any capitalized terms used but not otherwise defined in this Royalty Deed shall bear the meaning ascribed to such capitalized terms in the Agreement. As used herein, the following terms shall have the meanings assigned to them as follows (in the event any term or definition of this Royalty Deed shall conflict with any term or definition in the Agreement, the term or definition in the Agreement shall control and govern):

1.1           “Affiliate” means any Person that directly or indirectly Controls, is Controlled by, or is under common Control with, a Party.

1.2           “Allowable Deductions” means: (i) all tolling charges, treatment charges, umpire charges, and penalties that are either paid or incurred by Grantor and their Affiliates for or in connection with smelting, refining or beneficiation processes after the Products

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leave the Mine Site (meaning Grantor’s mine excavations on the Royalty Property and ancillary facilities including, without limitation, leach pads, stockpiles and storage facilities on and in the vicinity of the Royalty Property); and (ii) all transportation costs which are either paid or incurred by Grantor and their Affiliates for transportation (including insurance) of Products away from the Mine Site to a refinery, smelter, or other place of mineral treatment or beneficiation and from there to the place or places of storage and sale to the ultimate purchaser.

1.3           “Company” shall mean either, or both of, Sterling Mining Company, a Montana corporation, and Genesis Inc., a Montana corporation, which, collectively, are the Grantor under this Deed and which undertake the obligations hereunder on a joint and several basis.

1.4           “Control” used as a verb means, when used with respect to an entity, the ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity through (a) the legal or beneficial ownership of voting securities or membership interests; (b) the right to appoint managers, directors or corporate management; (c) contract; (d) operating agreement; (e) voting trust; or otherwise; and, when used with respect to an individual, means the actual or legal ability to control the actions of another, through family relationship, agency, contract or otherwise; and “Control” used as a noun means an interest which gives the holder the ability to exercise any of the foregoing powers.

1.5           “Deemed Receipts” shall mean the following:

1.5.1        Where the Grantor or its Affiliates produce as a final Product or have produced as a final Product through a tolling or smelting or refining contract or any other transaction that results in the return to, or credit to the account of, Grantor or its Affiliates, of refined copper meeting either the good delivery requirements of the London Metal Exchange (“LME”) for Grade “A” Copper Cathode or for High Grade Copper meeting the COMEX division of the New York Mercantile Exchange (“COMEX”) requirements for delivery, and/or fine gold bullion of .995 or better (“Gold Bullion”) and/or silver bullion of .9995 or better (“Silver Bullion”), in each case from ores or other material mined and removed from the Royalty Property, then notwithstanding anything in this Royalty Deed to the contrary, the term “Deemed Receipts” for such metal shall be deemed to mean the net number of pounds avoirdupois of copper or troy ounces of Gold Bullion and Silver Bullion, as the case may be, returned to, or credited to the account of, Grantor or its Affiliates in a calendar quarter, multiplied by: (i) for copper, the average of the LME Settlement Price for Grade “A” Copper Cathode in the case of LME Grade “A” Copper Cathode or of the COMEX most nearby spot price in the case of COMEX High Grade Copper, in each case for the calendar quarter in which such copper is returned or credited; (ii) for Gold Bullion, the average London Bullion Market Association P.M. Gold Fixing for the calendar quarter in which such bullion is returned or credited; or (iii) for Silver Bullion, the average London Bullion Market Association Silver Fixing for the calendar quarter in which such bullion is returned or credited.

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1.5.2        The average price for the calendar quarter shall be determined by dividing the sum of all daily prices posted during the relevant calendar quarter by the number of days that prices were posted. The posted price shall be obtained, in the case of LME Grade “A” copper cathode or COMEX Grade Copper, from Platt’s Metals Price Alert, Metals Week Monthly Averages for the applicable period or Metals Bulletin, but corrected to the official quotations of COMEX or the London Metal Exchange in the event of printing errors, and for other prices, The Wall Street Journal, Reuters, or other reliable source selected by the Grantor. If the LME Settlement Price for Grade “A” Copper Cathode, or the COMEX most nearby spot price for High Grade Copper, the London Bullion Brokers P.M. Gold Fixing or the London Bullion Brokers Silver Fixing, as the case may be, ceases to be published, the Parties shall agree upon a similar alternative method for determining the average daily spot market price for refined copper, Gold Bullion or Silver Bullion, as the case may be, or upon failure to so agree, the average of the daily LME settlement prices during such period, as reasonably determined by the Grantor, shall be used.

1.5.3        In the case where an intermediate Product not described above as a final Product is distributed to an Affiliate of the Grantor and such intermediate Product is converted by such Affiliate or a third Person on behalf of such Affiliate to a Product meeting the standards set forth in this definition, then for purposes of calculating Deemed Receipts such Product shall be deemed produced, and the Deemed Receipts received, by the Grantor.

1.6           “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, from time to time, applied on a consistent basis.

1.7           “Grantor” shall mean the Company and their successors and assigns.

1.8           “Net Smelter Returns” shall be the Receipts less the Allowable Deductions pertaining to such Receipts, in each case for the applicable calendar quarter.

1.9           “Net Smelter Returns Royalty” means the royalty granted by this Royalty Deed

1.10         “Person” shall mean an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, firm, estate, governmental authority or any agency or political subdivision thereof, or other entity.

1.11         “Physical Product Receipts” shall mean revenues received on the accrual method as provide for in paragraph 3.1 for Products other than those described in the definition of “Deemed Receipts”. The amount of such revenues shall be determined as follows:

1.11.1      If Products mined and removed from the Royalty Property are sold to a smelter, refiner or other purchaser (other than the Grantor or Affiliates of the Grantor) in the form of a crude or intermediate Product not meeting the requirements in

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subsection 1.5.1 of the definition of “Deemed Receipts” for metals as provided above (such as the sale of copper concentrates) or are distributed to an Affiliate but are not converted by such Affiliate into a final Product meeting the requirements in the definition of “Deemed Receipts” for metals as provided above, then the amount of Physical Product Receipts with respect to such crude or intermediate Product shall equal the amount of net revenues actually received by the Grantor from the physical sale of the payable metals in such Products to the smelter, refiner or other purchaser of Products, including any bonuses, premiums, and subsidies, and after deducting all Allowable Deductions, whether deducted by the purchaser or paid or incurred by the Grantor. In the case where such products are distributed in kind to an Affiliate of the Grantor and then are sold without further processing by or for such Affiliate, such sale shall be deemed to be a sale by the Grantor for the purposes of making the calculations in this subsection 1.11.1 and the Receipts shall be deemed to have been received by the Grantor.

1.11.2      If Products mined and removed from the Royalty Property and distributed to an Affiliate in any transaction that is not covered by either subsection 1.11.1 above or the definition of Deemed Receipts, then in such event the Receipts attributed to such Products shall be the fair market value price that would otherwise be received from a third Party in an arm’s length transaction for the sale of such Product, net of any Allowable Deductions incurred.

1.11.3      Promptly after commencement of commercial production, the Parties will endeavor to agree on the representative quality, penalty elements and other factors that would affect the commercial terms for such Products, subject to variations in the normal production and operation of the facilities, on which to base such calculation. Such fair market value shall be reasonably determined by the Grantor on the basis of world terms from the average of quotations from at least two custom smelters in North or South America, Japan, Korea or Europe, to which such Products would otherwise be shipped and processed, for like kind, quality and grade of such Products, on an annual basis with the quotations obtained during the months of September through December of the calendar year preceding the year that such Products are produced.

1.11.4      In lieu of setting the fair market value price for such Products based on 1.11.1 or 1.11.2 above, the Grantor and the Royalty Holder may mutually elect, in a writing signed by both Parties, to establish such price by reference to an independent industry expert to act as a single referee mutually agreed by the Parties to determine the matter as provided in Section 4.4 of this Deed.

1.12         “Products” shall mean all ores, concentrates, precipitates, cathodes, leach solutions, doré, or any other primary, intermediate or final metallic products extracted, mined and removed from the Royalty Property for commercial sale. Products shall not include any material mined and removed from the Royalty Property for use by Grantor for roads, foundations, concrete or other construction or industrial uses relating to the Royalty Property or material that is processed that did not originate from the Royalty Property.

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1.13             “Royalty Property” shall mean (i) those properties in                          county [counties], described in Schedule A to this Exhibit VI.

1.14             “Receipts” shall be the sum of Physical Product Receipts and Deemed Receipts for the applicable calendar quarter. Receipts shall not include any revenue or losses from any Trading Activities.

1.15             “Royalty Deed” means this Net Smelter Returns Royalty Deed.

1.16             “Royalty Holder” shall mean the Person or entity entitled to receive the Net Smelter Returns payment provided for in this Deed.

1.17             “Royalty Percentage” shall mean two percent (2%).

1.18             “Trading Activities” shall mean any and all price hedging and price protection activities undertaken by Grantor or their Affiliates with respect to any Products, raw materials, interest rates or currency exchanges including without limitation, any forward sale and/or purchase contracts, spot-deferred contracts, option contracts, speculative purchases and sales of forward, futures and option contracts, both on and off commodity exchanges. Such Trading Activities, and the profits and losses generated thereby, shall not, in any manner, be taken into account in the calculation of royalties due to Royalty Holder, whether in connection with the determination of price, the date of sale, or the date any royalty payment is due. The Royalty Holder acknowledges that Grantor and its Affiliates engaging in Trading Activities may result in Grantor and its Affiliates realizing from time to time fewer or more profits for Products than does Royalty Holder, since Royalty Holder’s royalty is established by published prices, in the case of metals described in the definition of Deemed Receipts and the sales price of the physical commodity to be delivered, in the case of other Physical Product Receipts. Similarly, Royalty Holder shall not be obligated to share in any losses generated by any such Trading Activities with respect to the sales of any Copper, Gold Bullion or Silver Bullion or any other Products.

1.19             “Transfer” shall mean any sale, grant, assignment, conveyance, encumbrance, pledge, hypothecation, abandonment or other transfer.

ARTICLE 2

COMPUTATION AND PAYMENT OF NET SMELTER RETURNS

2.1               Computation. To compute the Net Smelter Returns Royalty, the Grantor shall multiply the Net Smelter Returns by the Royalty Percentage in each case for the immediately preceding calendar quarter.

2.2               Payments. The Grantor shall pay to the Royalty Holder a payment equal to the Net Smelter Returns Royalty computed under Section 2.1 within ninety (90) days after the end of the calendar quarter for which such computation is made, and shall deliver with such payment a copy of the calculations used in connection with such

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payment. Any overpayments or underpayments shall be corrected in the next calendar quarter following determination of such adjustment.

ARTICLE 3

ACCOUNTING MATTERS

3.1               Accounting Principles. All Receipts and Allowable Deductions shall be determined in accordance with GAAP as applied by the Grantor. Receipts and Allowable Deductions shall be determined by the accrual method.

ARTICLE 4

AUDITS AND DISPUTES

4.1               Audit. The Royalty Holder, upon written notice, shall have the right to undertake, either directly or through an independent firm of certified public accountants, an audit of the records that relate to the calculation of the Net Smelter Returns Royalty within twelve (12) months after receipt of a payment under Section 2.2 hereof. Any calculation not so audited shall be deemed final and shall not thereafter be subject to audit or challenge.

4.2               Disputes. The Royalty Holder shall be deemed to have waived any right it may have had to object to a payment made for any calendar quarter, unless it provides notice in writing of such objection within twelve (12) months after receipt of final payment for the calendar quarter.

4.3               Arbitration.

4.3.1        In the event that (i) any dispute arising out of or relating to this Royalty Deed or its breach, termination or validity then shall such claim, controversy or dispute, upon written notice by either Party to the other, be finally settled by arbitration administered under the rules then pertaining of the American Arbitration Association.

4.3.2        The arbitration shall be heard by a panel of three (3) independent and impartial arbitrators all of whom shall be selected from a list of neutral arbitrators having mining and/or base metals and concentrates markets experience, supplied by AAA. From such list, each Party shall select one (1) arbitrator, and the arbitrators so selected shall select a third. The panel shall designate one (1) among them to serve as chair.

4.3.3        The arbitration proceedings shall be conducted in the city of Salt Lake City.

4.3.4        Any Party may seek interim or provisional remedies under the Federal Rules of Civil Procedure and the United States Federal Arbitration Act as necessary to protect the rights or property of the Party pending the decision of the arbitrators.

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4.3.5        The Parties shall allow and participate in limited discovery for the production of documents and taking of depositions, which shall be conducted in accordance with the CPR Institute for Dispute Resolution Rules for Non-Administered Arbitration (Revised and Effective September 15, 2000). All discovery shall be completed within sixty (60) days following the filing of the answer or other responsive pleading. Unresolved discovery disputes shall be brought to the attention of the chair of the arbitration panel and may be disposed of by the chair.

4.3.6        Each Party shall have up to fifty (50) hours to present evidence and argument in a hearing before the panel of arbitrators, provided that the chair of the panel of arbitrators may establish such longer times for presentations as the chair deems appropriate.

4.3.7        The arbitration award shall be rendered by the arbitrators within fifteen (15) business days after conclusion of the hearing of the matter, shall be in writing and shall specify the factual and legal basis for the award.

4.3.8        The arbitrators are empowered to order money damages in compensation for a Party’s actual damages, specific performance or other appropriate relief to cure a breach; provided, however, that the arbitrators will have no authority to award special, punitive, exemplary, consequential or liquidated damages, loss of profits or any other money damages that are not measured by the prevailing Party’s actual damages.

4.3.9        Any judgment upon the award rendered by the arbitration may be entered in any court of competent jurisdiction and shall be deemed to be a final and non-appealable order.

4.4               Referee Procedures. These procedures shall apply to any disagreement between the Parties with respect to the fair market value of a Product in determining “Physical Product Receipts.”

4.4.1        Any Person appointed as a referee shall be of sound commercial background and with knowledge of the base metals and concentrates markets. The Parties shall endeavor to prepare a list of five (5) names of such experts within one (1) month after the signing of this Royalty Deed for such purposes and shall endeavor on an annual basis to revise the same as necessary to keep such list current. No Person who has been an employee, consultant or otherwise provided services (other than as an umpire) to either Party hereto or any of their respective Affiliates during the two (2) years preceding the appointment shall be eligible to act as a referee.

4.4.2        A request for determination of the fair market value of a Product may be initiated by a Party by written notice to the other Party at any time. The Parties shall attempt to agree on a suitable referee from the list described in subsection 4.4.1 within ten (10) business days of the receipt by the other Party of such notice. If the Parties are unable to agree on the appointment of the single referee within ten (10)

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business days after the matter is to be referred to a referee for determination under this Deed, then each Party shall appoint one (1) referee and a third (3rd) referee shall be appointed by agreement of the first two referees. If either Party fails to appoint its respective referee within ten (10) business days after such initial ten (10) business day period, such referee shall be appointed by the President of Center for Public Resources in Phoenix, Arizona and the costs for such appointment shall be paid by the Party failing to appoint such referee. If the two referees fail to agree on the third referee within fifteen (15) business days after the appointment of the second referee, such third referee shall be appointed by the President of the Center for Public Resources and the costs of such appointment shall be paid equally by the Parties.

4.4.3        Each Party shall submit its respective position as to the commercial terms to the referee(s) and to the other Party within ten (10) business days after the referee(s) has (have) been appointed. The parties shall then have a further ten (10) business days to review the other’s submission and to submit a written rebuttal to the referee(s) (the “Submission Period”). To the maximum extent practical, the terms submitted by each Party shall be based on the world terms for copper concentrates as determined at the time of such negotiations by reference to then current international transactions and agreements for the sale of copper concentrates between major mines and custom smelters located in Japan, Korea, North and South America and Western Europe under other long term contracts with a duration of at least twelve (12) months. For such purpose, reference shall be made only to transactions and agreements for the sale of copper concentrates in quantities of not less than approximately 10,000 wet metric tonnes per year. Consideration shall not be given to contracts between buyers and sellers of concentrates in which one party is a majority owner of or is able to exercise Control over the other, or to terms or special elements contained in a contract that are the product of the financing arrangements for the particular mine or smelter involved. Consideration shall, however, be given to the quantity of gold contained in such concentrates and to the lack or presence of, deleterious and penalty elements.

4.4.4        Within twenty (20) business days after expiry of the Submission Period, the referee(s) shall determine any such issue by selecting one of such two positions advanced by the Parties. Any decision of the single referee, or a majority of the three referees, as applicable, made in accordance with this Royalty Deed may be challenged under the arbitration procedures in Section 4.3 above, if the same is made within thirty (30) days after the date of such decision. If the same is not challenged, the decision of the referee(s) shall be final and binding on the Parties.

4.4.5        The decision of the referee(s) (or arbitrator if such matter is ultimately decided by an arbitrator pursuant to Section 4.3 above) shall govern for that calendar year and the following calendar year for any such shipment of intermediate Products and shall apply retroactively to the period for which the Parties were to have reached agreement.

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ARTICLE 5

GENERAL

5.1           Records. Grantor shall keep accurate records of tonnage, volume of Products, analyses of Products, weight, moisture, assays of payable metal content and other records, as appropriate, related to the computation of Net Smelter Returns hereunder.

5.2           Right to Inspect. The Royalty Holder or its authorized representative on not less than ten (10) days’ notice to the Grantor, may enter upon all surface and subsurface portions of the Royalty Property for the purpose of inspecting the Royalty Property, all improvements thereto and operations thereon, and may inspect and copy all records and data pertaining to the computation of its interest, including without limitation such records and data which are maintained electronically. The Royalty Holder or its authorized representative shall, subject to the provisions of this Section 5.2, enter the Royalty Property at the Royalty Holder’s own risk and may not unreasonably hinder operations on or pertaining to the Royalty Property. The Royalty Holder shall, in the absence of gross negligence or willful misconduct by Grantor, indemnify and hold harmless the Grantor and its Affiliates (including without limitation direct and indirect parent companies), and its or their respective directors, officers, shareholders, employees, agents and attorneys, from and against any Liabilities which may be imposed upon, asserted against or incurred by any of them by reason of injury to the Royalty Holder or any of its agents or representatives caused by the Royalty Holder’s exercise of its rights herein.

5.3           Notices.

5.3.1        All notices, payments and other required communications (herein “Notices”) to the Affiliates shall be in writing, and shall be addressed respectively as follows:

if to Grantor:

___________________________
c/o ________________________
___________________________
___________________________
Attention: ______
Telecopier: (___)
Telephone: (___)

If to Royalty Holder:

Kennecott Montana Company
224 North 2200 West
Salt Lake City, Utah 84116
Attention: Chief Financial Officer
Telecopier: (____) _________
Telephone: (____) _________

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5.3.2        All Notices shall be given (i) by personal delivery, or (ii) by electronic communication, with a confirmation sent by registered or certified mail return receipt requested, or (iii) by registered or certified mail return receipt requested or by commercial courier. All Notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery, (ii) if by electronic communication, on the next business day following actual receipt of the mailed confirmation, and (iii) if solely by mail or by commercial carrier, on the next business day after actual receipt. A Party may change its address by Notice to the other Party.

5.4           Real Property Interest. The Net Smelter Returns interest provided in this Royalty Deed shall be a joint and several obligation of Sterling Mining Company and Genesis, Inc., and their respective successors and assigns, and shall attach to (i) any amendments, relocations, adjustments, resurvey, additional locations or conversions of any mining claims comprising the Royalty Property; and (ii) to any renewal, amendment or other modification or extensions of any leases of any real property interests comprising the Royalty Property. The Net Smelter Returns interest shall be a real property interest that runs with the Royalty Property and shall be applicable to the Grantor and their successors and assigns of the Royalty Property.

5.5           Confidentiality.

5.5.1        Except as provided in Section 5.5.2, all information and data provided to the Royalty Holder under the terms of this Royalty Deed shall not be disclosed by the Royalty Holder to any third Party or the public without the prior written consent of the Grantor, which consent shall not be unreasonably withheld.

5.5.2        The consent required by Section 5.5.1 shall not apply to a disclosure:

(a)           By a Royalty Holder to a potential successor of all or any significant portion of its interests under this Royalty Agreement, or to a potential successor by consolidation or merger, or to a proposed joint venture or partnership in which such Royalty Holder may become a participating partner or venturer;

(b)           To an Affiliate or representative that has a bona fide need to be informed (but subject to the obligations of confidentiality herein);

(c)           To a governmental agency or to the public which the disclosing Affiliate believes in good faith is required by applicable Law or the rules of any stock exchange;

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(d)           Made in connection with litigation or arbitration involving a Party where such disclosure is required by the applicable tribunal or is, on the advice of counsel for such Party, necessary for the prosecution of the case, but subject to prior notification to the other Party to enable such Party to seek appropriate protective orders.

5.5.3        Prior to any disclosure described in Subsections 5.5.2(a) or (b) above, such third Party shall first agree to protect the confidential information from further disclosure to the same extent as the Parties are obligated under this Section 5.5.

Notwithstanding anything contained in this Agreement to the contrary, a Party shall not disclose pursuant to this Agreement any geological, engineering or other data to any third Party without disclosing the existence and nature of any disclaimers which accompany such data and the requirements of applicable law or regulation or rules of the applicable stock exchange for public reporting, as the case may be.

5.6           Commingling. The Grantor shall have the right to commingle ore, concentrates, minerals and other material mined and removed from the Royalty Property from which Products are to be produced, with ore, concentrates, minerals and other material mined and removed from other lands and properties; provided, however, that the Grantor shall calculate from representative samples the average grade thereof and other measures as are appropriate, and shall weigh (or calculate by volume) the material before commingling. In obtaining representative samples, calculating the average grade of the ore and average recovery percentages, the Grantor may use any recognized procedures broadly accepted in the mining and metallurgical industry as being suitable for the type of mining and processing activity being conducted and, in the absence of fraud, its choice of such procedures shall be final and binding on the Royalty Holder. In addition, comparable procedures may be used by the Grantor to apportion among the commingled materials all penalty and other charges and deductions, if any, imposed by the smelter, refiner, or purchaser of such material.

5.7           Change in Ownership of Right to Net Smelter Returns Payments. No change or division in the ownership of the Net Smelter Returns Royalty, however accomplished, shall enlarge the obligations or diminish the rights of Grantor. Royalty Holder covenants that any change in ownership of the Net Smelter Returns Royalty shall be accomplished in such a manner that Grantor shall be required to make payments and give notice to no more than one Person, and upon breach of this covenant, Grantor and its Affiliates may retain all payments otherwise due in escrow until the breach has been cured. No change or division in the ownership of the Net Smelter Returns Royalty shall be binding on Grantor until a certified copy of the recorded instrument evidencing the change or division in ownership has been received by Grantor. Grantor covenants to take any actions reasonably requested by Royalty Holder in order to facilitate the proper recording of this Royalty Deed.

5.8           Assignment by Grantor. Subject always to this Royalty Deed, Grantor shall be free to Transfer all or any portion of its interest in the Royalty Property. If the Grantor Transfers all or any portion of its interest in the Royalty Property, upon obtaining from the transferee a written assumption of the obligations of the Grantor pursuant to this

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Royalty Deed with respect to the interest so Transferred, the Grantor shall thereupon be relieved of all liability for payment of royalties under this Royalty Deed for any royalties that may thereafter arise with respect to such transferred interest.

IN WITNESS WHEREOF, Grantor has executed this Royalty Deed and the same has been accepted by the Royalty Holder on ___________________, 20__.

STERLING MINING COMPANY:	ROYALTY HOLDER:

By: Title:	By: Title:

GENESIS INC.

By: Title:

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STATE OF _________	)
) ss.
COUNTY OF ____	)

On this, the ___ day of ________, 20__, before me, the undersigned Notary Public, personally appeared __________________, the ____________________, of ____________, a _____________ company, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged that he/she executed the same on behalf of the Grantor for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public My commission expires:

STATE OF __________	)
) ss.
COUNTY OF _____	)

On this, the ____ day of __________, 20__, before me, the undersigned Notary Public, personally appeared _________________, the _______________________ of ________________, a ______________ company, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged that he/she executed the same on behalf of the Grantor for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public My commission expires:

STATE OF __________	)
) ss.
COUNTY OF _____	)

On this, the ___ day of _____________, 20__, before me, the undersigned Notary Public, personally appeared ______________, the __________________ of ________________, a _________________ company, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged that he/she executed the same on behalf of the Royalty Holder for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public My commission expires:

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SCHEDULE A
TO EXHIBIT VI

The Royalty Property

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FOURTH AMENDMENT
TO THE FEBRUARY 21, 2000 ASSET PURCHASE AND SALE AGREEMENT BETWEEN KENNECOTT MONTANA COMPANY AND REVETT SILVER COMPANY/GENESIS, INC. FOR THE TROY MINE AND ROCK CREEK PROJECT

THIS FOURTH AMENDMENT TO THE FEBRUARY 21, 2000 ASSET PURCHASE AND SALE AGREEMENT BETWEEN KENNECOTT MONTANA COMPANY AND REVETT SILVER COMPANY/GENESIS, INC. FOR THE TROY MINE AND ROCK CREEK PROJECT (“Fourth Amendment”), entered into and effective as of this 26th day of January, 2005, by and between Kennecott Montana Company, a Delaware corporation (“Seller”); and Revett Silver Company, formerly Sterling Mining Company (“Revett Silver”) and Genesis, Inc. (“Genesis”), both Montana corporations (collectively “Buyers”).

WITNESSETH, That:

WHEREAS Seller and Buyers entered that certain Asset Purchase and Sale Agreement for the Troy Mine and Rock Creek Project dated February 21, 2000, as modified by the First Amendment effective May 18, 2001, the Second Amendment effective August 1, 2001 and the Third Amendment effective February 1, 2003 (the “Agreement”);

AND WHEREAS on February 18, 2000, Revett Silver issued two million two hundred and fifty thousand (2,250,000) shares of its common stock to the Seller;

AND WHEREAS it is anticipated that Revett Silver will become a wholly-owned subsidiary of Revett Minerals Inc. (“Revett Minerals”), a Canadian corporation, upon the filing by Revett of articles of share exchange with the Montana Secretary of State pursuant to the Montana Business Corporation Act (the “Share Exchange”);

AND WHEREAS Genesis conveyed the assets of the Rock Creek Project to RC Resources, Inc (“RC Resources”), a Montana corporation wholly-owned by Revett Silver;

AND WHEREAS the parties wish to amend the Agreement in certain respects, which amendments shall, with the exception of Section 3 of this Fourth Amendment, become effective, if and only if, the Share Exchange becomes effective within a period of 60 days from the date hereof;

NOW, THEREFORE, IN CONSIDERATION of the mutual agreement by the parties to amend the Agreement as provided herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                          Unless otherwise indicated herein, all capitalized terms used in this Fourth Amendment shall have the definitions assigned to them in the Agreement.

2.                          This Fourth Amendment constitutes an amendment to the Agreement entered into in accordance with the requirements of Section 15.03 of the Agreement. In the event of any conflict or inconsistency between the terms of this Fourth Amendment and the terms of the Agreement, the terms of this Fourth Amendment shall control.

3.                          Kennecott hereby consents to the conveyance of the assets of the Rock Creek Project to RC Resources, Inc., it being acknowledged and agreed that such consent does not and shall not release the transferred properties from the Mortgage, it being the intent of the parties that the Mortgage continues in such transferred properties.

4.                          Section 3.03(a)(1) of the Agreement is hereby deleted and the following substituted therefor:

“On or before the later of (i) the date one year after any mining operation on the Royalty Property (as defined below) owned by RC Resources, Inc. or Revett Silver (or an Affiliate of either), achieves production at eighty percent (80%) of design capacity, or (ii) December 31, 2015 (collectively, the “Royalty Exercise Date”), at its election, Seller may choose to surrender the 2,250,000 common shares of Revett Minerals received by the Seller pursuant to the Share Exchange (the “Shares”) to Revett Minerals and upon receipt of such shares, Revett Minerals shall cause Revett Silver to grant the Seller a Two Percent (2%) Net Smelter Return Royalty (“NSR”) on any production from a mine developed, or to be developed, on the Royalty Property, said NSR to be capped at a total payment of Eight Million Dollars ($8,000,000.00) (the “Capped Amount”). The land subject to the 2% NSR shall be termed the “Royalty Property”. The Royalty Property shall be defined as any property owned by RC Resources or Revett Silver (or an Affiliate of either) as of the Royalty Exercise Date within two (2) miles of the circumambient boundary of any of the following properties: (A) those claim groups described as Claim Group V (“Cur”) and C1aim Group VI (“Copper Gulch and Rock Creek”) in Exhibit IV to this Agreement; (B) those claims described as “Rock Creek Project — Patented Mining Claims — Sanders County”; and “Rock Creek Project — Unpatented Mining Claims — Sanders County, Claim Group V” all in schedule 2.01(a) to the September 9, 1999 Asset Purchase and Sale Agreement Between Asarco Incorporated and Sterling Mining Company for the Troy Mine and Rock Creek Project and (C) patented claims HR 133 and HR 134, Mineral Survey Number 11012. Revett Silver shall create a schedule accurately describing such Royalty Property within thirty (30) days after Seller notifies Revett Silver that Seller elects to surrender the Shares and receive a 2% NSR, which schedule shall become Schedule A to Exhibit VI of this Agreement. If Seller elects to surrender the Share to Revett Minerals and receive a 2% NSR, the Royalty shall accrue commencing with the quarter immediately following the election. If Seller elects to surrender the Shares to Revett Minerals and receive a 2% NSR,. Seller shall not be required to surrender any Revett Minerals shares acquired under Section 3.03(a)(2) or otherwise, it being agreed that the only Revett Minerals shares which Seller is required to surrender to obtain the NSR shall be the 2,250,000 common shares of Revett Minerals received by the Seller pursuant to the Share Exchange, defined herein as the Shares. The Capped Amount shall be adjusted from and after the date of this Fourth Amendment by any

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changes to the Bureau of Labors Statistics, Consumer Price Index, U.S. City Average with the base month being January, 2002. The NSR shall be calculated and paid pursuant to the Royalty Deed attached hereto as Exhibit VI and incorporated herein by reference. The NSR shall be the joint and several obligation of Revett Silver and Genesis.”

5.                          Section 3.03(a)(2) of the Agreement is hereby deleted and the following substituted therefor:

“A promissory note of Buyers in the principal amount of five million dollars ($5,000,000) payable to the order of Seller to be executed on the Closing Date (the “Note”). The Note shall bear simple interest at the rate of one percent (1%) per annum above prime (“Prime”), payable semi-annually in arrears. Prime shall be that amount as reported as the “Prime Rate” by the Wall Street Journal on the last day of the quarter immediately preceding any interest due date or, in the event the Wall Street Journal ceases publication or is otherwise unavailable, as published on the internet by the Federal Reserve Bank of New York as the “Prime Rate” on the last day of the quarter immediately preceding any interest due date at www.ny.frb.org/pihome/statistics/dlyrates, or such other internet address as the Federal Reserve Bank of New York may designate. The maturity date of the Note shall be February 21, 2008, that being the date which is eight (8) years from the Closing Date (the “Term”). If common shares of Revett Minerals are traded on a public market at the time an interest payment is due for no less than thirty (30) calendar days and provided that a prospectus and registration exemption exists under all applicable securities legislation, Seller may elect to take that interest payment in cash or Revett Minerals common shares. If Seller elects to take an interest payment in Revett Minerals common shares, for purposes of such payment, the common shares shall be valued at the average of its closing price for each trading day during the 30 calendar days immediately preceding the payment. Seller may elect to defer an interest payment, the same to be paid at the due date of the Note in cash. Seller will be deemed to have deferred an interest payment if Seller had not requested in writing such interest payment at least 30 days before its due date. Unpaid or deferred interest shall earn interest at Prime plus one percent (1%) from and after the due date. If Revett Minerals should commence trading on a public market and interest has been deferred and remains unpaid, with respect to such deferred interest amount, Seller may elect to convert such accumulated amount into Revett Minerals common shares at any time until the due date of the Note. For purposes of this conversion, the Revett Minerals common shares shall be valued at the average of its closing price for each trading day during the 30 calendar days immediately preceding the conversion. Any Revett Minerals common shares issued by Revett Minerals to Seller pursuant to this Section 3.03(a)(2) shall be excluded from the Shares which Seller is required to surrender to obtain the 2% NSR under Section 3.03(a)(l). Notwithstanding any provision to the

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contrary, any notice or request under this Section 3.03(a)(2) may be delivered by fax or by Email as follows:

If to Kennecott: FAX: 801-238-2488 Email: jackmana@kennecott.com Attn: A. Jackman	If to Revett Minerals or Revett Silver Fax: 509-891-8901 Email: orchow@revettminerals.com Attn: William Orchow

With a copy to: Fax: 601-238-2473 Email: websterp@kennecott.com Attn: P. Webster

6.         Section 3.06 of the Agreement is hereby deleted and the following substituted therefor:

“If, at any time or from time to time, Revett Minerals shall determine to register any of its common shares or any security which is or may become convertible into common shares of Revett Minerals, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, Revett Minerals will (i) promptly give Seller no less than thirty (30) days’ written notice thereof, and (ii) at Seller’s option, include in any such registration (and any related qualification under Blue Sky laws or other compliance), all Revett Minerals shares issued Seller pursuant to this Agreement, whether as part of the Purchase Price, as interest payments under the Note or otherwise. Revett Minerals agrees that it shall not, without the prior written consent of Seller, grant piggyback registration rights superior to those set forth in this Section 3.06 to any other party. Nothing contained herein shall impose any obligation on Seller to enter into a “Stand Still” agreement with any underwriter or any other obligation to refrain from offering its shares in Revett Minerals in any manner.”

7.                          Kennecott waives its rights under Section 3.06 of the Agreement (relating to the agreement of Revett Minerals to include shares of Revett Minerals held by Kennecott in any registration statement filed in the United States or Canada) in respect of Revett Mineral’s preliminary prospectus dated December 21, 2004 and any final prospectus which may hereafter be filed by Revett Minerals in connection with its initial public offering. For greater clarity, the parties agree that the waiver contained in this Section 7 extends only to the initial public offering prospectus of Revett Minerals and not to any subsequent prospectuses or registration statements which may be filed by Revett Minerals.

8.                          This Fourth Amendment may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts together shall constitute one and the same agreement. The parties agree that this Fourth Amendment may be transmitted between them by facsimile machine. The parties intend that fax

4

signatures constitute original signatures and that a faxed agreement containing the signatures (original or faxed) of all the parties is binding on the parties.

9.                          Except as may be necessary to give effect to the terms of this Fourth Amendment, the terms, covenants and provisions of the Agreement and all associated documents remain unchanged and in full force and effect.

10.                    This Fourth Amendment shall be governed and construed in accordance with the laws of the State of Montana.

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IN WITNESS WHEREOF the parties hereto have caused this Fourth Amendment to be executed that day and year first written above.

KENNECOTT MONTANA COMPANY		REVETT SILVER COMPANY
Per:	/s/ A. Jackman	Per:	/s/ Scott Brunsdon
	Name: A. Jackman		Name: Scott Brunsdon
	Title: President & CEO		Title: CFO

GENESIS, INC.
Per:	/s/ Scott Brunsdon
Name: Scott Brunsdon
Title: CFO

The undersigned agrees to be bound by Sections 3.03(a)(1), 3.03(a)(2) and 3.06 of the Agreement, as amended by this amending agreement.

REVETT MINERALS INC.
Per:	/s/ Scott Brunsdon
Name: Scott Brunsdon
Title: CFO

The undersigned agrees to be bound by the Agreement, as amended by this amending agreement, and the Mortgage.

RC RESOURCES, INC.
Per:	/s/ Scott Brunsdon
Name: Scott Brunsdon
Title: CFO

6

FIFTH AMENDMENT

TO THE FEBRUARY 21, 2000 ASSET PURCHASE AND SALE AGREEMENT BETWEEN KENNECOTT
MONTANA COMPANY AND REVETT SILVER COMPANY/GENESIS, INC. FOR THE TROY MINE
AND ROCK CREEK PROJECT

THIS FIFTH AMENDMENT TO THE FEBRUARY 21, 2000 ASSET PURCHASE AND SALE AGREEMENT BETWEEN KENNECOTT MONTANA COMPANY AND REVETT SILVER COMPANY/GENESIS, INC. FOR THE TROY MINE AND ROCK CREEK PROJECT (“Fifth Amendment”), entered into and effective as of this 9th day of February, 2005, by and between Kennecott Montana Company, a Delaware corporation (“Seller”); and Revett Silver Company, formerly Sterling Mining Company (“Revett Silver”) and Genesis, Inc. (“Genesis”). both Montana corporations (collectively “Buyers”).

WITNESSETH, That:

WHEREAS Seller and Buyers entered that certain Asset Purchase and Sale Agreement for the Troy Mine and Rock Creek Project dated February 21, 2000, as modified by the First Amendment effective May 18, 2001, the Second Amendment effective August 1, 2001, the Third Amendment effective February 1, 2003 and the Fourth Amendment effective January 26, 2005 (the “Agreement”);

AND WHEREAS on February 18, 2000, Revett Silver issued two million two hundred and fifty thousand (2,250,000) shares of its common stock to the Seller;

AND WHEREAS the Fourth Amendment was entered into in anticipation of the completion of a transaction under which Revett Silver would become a wholly-owned subsidiary of Revett Minerals Inc. (“Revett Minerals”), a Canadian corporation;

AND WHEREAS it is now anticipated that Revett Silver will become a subsidiary (but not a wholly-owned subsidiary of Revett Minerals) through a series of transactions (the “Acquisition”) which will be completed concurrent with, and as a condition of, the completion of a proposed public offering by Revett Minerals;

AND WHEREAS prior to the completion of the Acquisition, Revett will be completing a reorganization such that its authorized capital will be comprised of Class A common shares, Class B common shares and preferred shares (the “Reorganization”);

AND WHEREAS the parties wish to enter into this agreement which shall supersede and replace the Fourth Amendment and shall became effective, if and only if, the Reorganization and Acquisition become effective within a period of 60 days from the date hereof;

AND WHEREAS Genesis conveyed the assets of the Rock Creek Project to RC Resources. Inc (“RC Resources”), a Montana corporation wholly-owned by Revett Silver;

NOW, THEREFORE, IN CONSIDERATION of the mutual agreement by the parties to amend the Agreement as provided herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                          Unless otherwise indicated herein, all capitalized terms used in this Fifth Amendment shall have the definitions assigned to them in the Agreement.

2.                          This Fifth Amendment constitutes an amendment to the Agreement entered into in accordance with the requirements of Section 15.03 of the Agreement. In the event of any conflict or inconsistency between the terms of this Fifth Amendment and the terms of the Agreement, the terms of this Fifth Amendment shall control.

3.                          Kennecott hereby consents to the conveyance of the assets of the Rock Creek Project to RC Resources, it being acknowledged and agreed that such consent does not and shall not release the transferred properties from the Mortgage, it being the intent of the parties that the Mortgage continues in such transferred properties.

4.                          Section 3.03(a)(1) of the Agreement is hereby deleted and the following substituted therefor:

“On or before the later of (i) the date one year after any mining operation on the Royalty Property (as defined below) owned by RC Resources or Revett Silver (or an Affiliate of either), achieves production at eighty percent (80%) of design capacity, or (ii) December 31, 2015 (collectively, the “Royalty Exercise Date”), at its election, Seller may choose to surrender to Revett Minerals and/or Revett Silver 2,250,000 shares (the “Shares”), which Shares may be comprised of (i) Class B common shares of Revett Silver received by Kennecott pursuant to the Reorganization, (ii) common shares of Revett Minerals that may be received by Kennecott pursuant to the Acquisition, or otherwise by exercise of redemption rights attached to the Class B common shares of Revett Silver, or (iii) a combination of Class B common shares of Revett Silver and common shares of Revett Minerals. Upon receipt of such Shares, Revett Silver and/or RC Resources shall grant the Seller a Two Percent (2%) Net Smelter Return Royalty (“NSR”) on any production from a mine developed, or to be developed, on the Royalty Property, said NSR to be capped at a total payment of Eight Million Dollars ($8,000,000.00) (the “Capped Amount”). The land subject to the 2% NSR shall be termed the “Royalty Property”. The Royalty Property shall be defined as any property owned by RC Resources or Revett Silver (or an Affiliate of either) as of the Royalty Exercise Date within two (2) miles of the circumambient boundary of any of the following properties: (A) those claim groups described as Claim Group V (“Illegible”) and Claim Group VI (“Copper Gulch and Rock Creek”) in Exhibit IV to this Agreement; (B) those claims described as “Rock Creek Project — Patented Mining Claims — Sanders County”; and “Rock Creek; Project — Unpatented Mining Claims — Sanders County, Claim Group V” all in schedule 2.01(a) to the September 9, 1999 Asset Purchase and Sale Agreement Between Asarco Incorporated and Sterling Mining Company for the Troy Mine and Rock Creek Project and (C) patented claims HR 133 and HR 134, Mineral Survey Number 11012. Revett Silver shall create a schedule accurately

2

describing such Royalty Property within thirty (30) days after Seller notifies Revett Minerals and Revett Silver that Seller elects to surrender the Shares and receive a 2% NSR, which schedule shall become Schedule A to Exhibit VI of this Agreement. If Seller elects to surrender the Shares to Revett Minerals and/or Revett Silver and receive a 2% NSR, the Royalty shall accrue commencing with the quarter immediately following the election. If Seller elects to surrender the Shares to Revett Minerals and/or Revett Silver and receive a 2% NSR. Seller shall not be required to surrender any Revett Minerals shares acquired under Section 3.03(a)(2) or otherwise, it being agreed that the only shares which Seller is required to surrender to obtain the NSR shall be the 2,250,000 Shares. The Capped Amount shall be adjusted from and after the date of this Fifth Amendment by any changes to the Bureau of Labor’s Statistics, Consumer Price Index, U.S. City Average with the base month being January, 2002. The NSR shall be calculated and paid pursuant to the Royalty Deed attached hereto as Exhibit VI and incorporated herein by reference. The NSR shall be the joint and several obligation of Revett Silver and RC Resources.”

5.         Section 3.03(a)(2) of the Agreement is hereby deleted and the following substituted therefor:

“A promissory note of Buyers in the principal amount of five million dollars ($5,000,000) payable to the order of Seller to be executed on the Closing Date (the “Note”). The Note shall bear simple interest at the rate of one percent (1%) per annum above prime (“Prime”), payable semi-annually in arrears. Prime shall be that amount as reported as the “Prime Rate” by the Wall Street Journal on the last day of the quarter immediately preceding any interest due date or, in the event the Wall Street Journal ceases publication or is otherwise unavailable, as published on the internet by the Federal Reserve Bank of New York as the “Prime Rate” on the last day of the quarter immediately preceding any interest due date at www.ny.frb.org/pihome/statistics/diyrates, or such other internet address as the Federal Reserve Bank of New York may designate. The maturity date of the Note shall be February 21, 2008, that being the date which is eight (8) years from the Closing Date (the “Term”). If common shares of Revett Minerals are traded on a public market at the time an interest payment is due for no less than thirty (30) calendar days and provided that a prospectus and registration exemption exists under all applicable securities legislation, Seller may elect to take that interest payment in cash or Revett Minerals common shares. If Seller elects to take an interest payment in Revett Minerals common shares, for purposes of such payment, the common share shall be valued at the average of its closing price for each trading day during the 30 calendar days immediately preceding the payment. Seller may elect to defer an interest payment, the same to be paid it the due date of the Note in cash. Seller will be deemed to have deferred an interest payment if Seller had not requested in writing such interest payment at least 30 days before its due date. Unpaid or

3

deferred interest shall earn interest at Prime plus one percent (1%) from and after the due date. If Revett Minerals should commence trading on a public market and interest has been deferred and remains unpaid, with respect to such deferred interest amount, Seller may elect to convert such accumulated amount into Revett Minerals common shares at any time until the due date of the Note. For purposes of this conversion, the Revett Minerals common shares shall be valued at the average of its closing price for each trading day during the 30 calendar days immediately preceding the conversion. Any Revett Minerals common shares issued by Revett Minerals to Seller pursuant to this Section 3.03(a)(2) shall be excluded from the Shares which Seller is required to surrender to obtain the 2% NSR under Section 3.03(a)(1). As between Revett Silver and Revett Minerals, Revett Silver hereby agrees that in the event that Revett Minerals delivers common shares pursuant to this Section. Revett Silver shall compensate Revett Minerals by the payment of an amount equal to the amount of accrued interest so satisfied. Notwithstanding any provision to the contrary, any notice or request under this Section 3.03(a)(2) may be delivered by fax or by Email as follows:

If to Kennecott: Fax: 801-238-2456 Email: jackman@kennecott.com Attn: A. Jackman	If to Revett Minerals or Revett Silver Fax: 509-891-8901 Email: orchow@revettminerals.com Attn: William Orchow

6.         Section 3.06 of the Agreement is hereby deleted and the following substituted therefor:

“If, at any time or from time to time, Revett Minerals or Revett Silver shall determine to register any of their common shares or any security which is or may become convertible into common shares of Revett Minerals or Revett Silver, respectively, either for their own account or the account of a security holder or holders exercising their respective demand registration rights, Revett Minerals or Revett Silver, as appropriate, will (i) promptly give Seller no less than thirty (30) days’ written notice thereof, and (ii) at Seller’s option, include in any such registration (and any related qualification under Blue Sky laws or other compliance), all Revett Minerals or Revett Silver shares issued Seller pursuant to this Agreement, whether as part of the Purchase Price, as interest payments under the Note or otherwise. Revett Minerals and Revett Silver agree that neither company shall, without, the prior written consent of Seller, grant piggyback registration rights superior to those set forth in this Section 3.06 to any other party. Nothing contained herein shall impose any obligation on Seller to enter into a “Stand Still” agreement with any underwriter or any other obligation to retrain from offering its shares in Revett Minerals or Revett Silver in any manner.”

7.                          Kennecott waives its rights under Section 3.06 of the Agreement (relating to the agreement of Revett Minerals to include shares of Revett Minerals held by Kennecott in

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any registration statement filed in the United States or Canada) in respect of Revett Mineral’s preliminary prospectus dated December 21, 2004 and final prospectus dated February 3, 2005, as it may hereafter be amended by Revett Minerals in connection with its initial public offering. For greater clarity, the parties agree that the waiver contained in this Section 7 extends only to the initial public offering prospectus of Revett Minerals and not to any subsequent prospectuses or registration statements which may be filed by Revett Minerals.

8.                          This Fifth Amendment may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts together shall constitute one and the same agreement. The parties agree that this Fifth Amendment may be transmitted between them by facsimile machine. The parties intend that fax signatures constitute original signatures and that a faxed agreement containing the signatures (original or faxed) of all the parties is binding on the parties.

9.                          Except as may be necessary to give effect to the terms or this Fifth Amendment, the terms, covenants and provisions of the Agreement and all associated documents remain unchanged and in full force and effect.

10.                    This Fifth Amendment shall be governed and construed in accordance with the laws of the State of Montana.

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IN WITNESS WHEREOF the parties hereto have caused this Fifth Amendment to be executed that day and year first written above.

KENNECOTT MONTANA COMPANY		REVETT SILVER COMPANY

Per:	/s/ A. Jackman	Per:	/s/ Scott Brunsdon
	Name:A. Jackman		Name: Scott Brunsdon
	Title: President & CEO		Title: CFO/Secretary

GENESIS, INC.

Per:	/s/ Scott Brunsdon
Name: Scott Brunsdon
Title: CFO/Secretary

The undersigned agrees to be bound by Sections 3.03(a)(1), 3.03(a)(2) and 3.06 of the Agreement, as amended by this agreement.

REVETT MINERALS INC.

Per:	/s/ Illegible
Name: Illegible
Title: President & Illegible

The undersigned agrees to be bound by the Agreement, as amended by this Fifth Amendment, and the Mortgage.

RC RESOURCES, INC.

Per:	/s/ Illegible
Name: Illegible
Title: President & Illegible

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